    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1997
                                                  REGISTRATION NUMBER 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------
                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ---------------

           NGC CORPORATION                 NGC CORPORATION CAPITAL TRUST I
      (EXACT NAME OF REGISTRANT               (EXACT NAME OF REGISTRANT
    AS SPECIFIED IN ITS CHARTER)         AS SPECIFIED IN ITS CERTIFICATE OF
                                                       TRUST)

              DELAWARE                                DELAWARE
   (STATE OF OTHER JURISDICTION OF         (STATE OF OTHER JURISDICTION OF
   INCORPORATION OR ORGANIZATION)          INCORPORATION OR ORGANIZATION)

             92-3248415                              76-0535558
(I.R.S. EMPLOYER IDENTIFICATION NO.)    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                4932
    (PRIMARY STANDARD INDUSTRIAL
     CLASSIFICATION CODE NUMBER)

                           KENNETH E. RANDOLPH, ESQ.
                        SENIOR VICE PRESIDENT, GENERAL
                             COUNSEL AND SECRETARY
                          1000 LOUISIANA, SUITE 5800
                             HOUSTON, TEXAS 77002
                                (713) 507-6400
  (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
        REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES AND AGENT FOR SERVICE)

                               ---------------
                                   COPY TO:
                             KEITH R. FULLENWEIDER
                            VINSON & ELKINS L.L.P.
                             3600 FIRST CITY TOWER
                           HOUSTON, TEXAS 77002-6760
                                (713) 758-2222
                             (713) 758-2346 (FAX)

                               ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                                               PROPOSED
                                                                PROPOSED        MAXIMUM
                                                                MAXIMUM        AGGREGATE     AMOUNT OF
          TITLE OF EACH CLASS OF              AMOUNT TO BE   OFFERING PRICE    OFFERING     REGISTRATION
        SECURITIES TO BE REGISTERED            REGISTERED     PER UNIT(1)      PRICE(1)         FEE
--------------------------------------------------------------------------------------------------------
Series B 8.316% Subordinated Capital Income
 Securities of NGC Corporation Capital
 Trust I...................................   $200,000,000        100%       $200,000,000     $60,608
--------------------------------------------------------------------------------------------------------
Series B 8.316% Subordinated Deferrable
 Interest Debentures due June 1, 2027 of
 NGC Corporation(2)........................        --              --             --             --
--------------------------------------------------------------------------------------------------------
Guarantee of NGC Corporation(3)............        --              --             --             --
--------------------------------------------------------------------------------------------------------
    Total..................................  $200,000,000(4)      100%      $200,000,000(4)   $60,608
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457.
(2) The 8.316% Subordinated Deferrable Interest Debentures due June 1, 2027 (the "Subordinated Debentures") were originally purchased by NGC Corporation Capital Trust I with the proceeds of the sale of Series A 8.316% Subordinated Capital Income Securities (the "Old Capital Securities"). No separate consideration will be received for the Subordinated Debentures distributed upon any liquidation of NGC Corporation Capital Trust I.
(3) No separate consideration will be received for the Guarantee of NGC Corporation ("NGC") with respect to the Old Capital Securities and the Series B 8.316% Subordinated Capital Income Securities (the "Exchange Capital Securities" and, together with the Old Capital Securities, the "Capital Securities") registered hereunder. The Guarantee, when taken together with NGC's obligations under the Subordinated Debentures, the Amended and Restated Declaration of Trust respecting NGC Corporation Capital Trust I and the Indenture relating to the Subordinated Debentures, including the obligation of NGC to pay costs, expenses, debts and other liabilities of NGC Corporation Capital Trust I (other than with respect to the Capital Securities), provides a full and unconditional guarantee, on a subordinated basis, by NGC of amounts due on the Capital Securities.
(4) Such amount represents the initial offering price of the Old Capital Securities exchangeable hereunder and the principal amount of Debentures that may be distributed to holders of Capital Securities upon any liquidation of NGC Corporation Capital Trust I.

                               ---------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                 SUBJECT TO COMPLETION, DATED AUGUST 28, 1997

PROSPECTUS

                        NGC CORPORATION CAPITAL TRUST I

                               OFFER TO EXCHANGE

        SERIES B 8.316% SUBORDINATED CAPITAL INCOME SECURITIES (SKISSM)
                          FOR ANY AND ALL OUTSTANDING
        SERIES A 8.316% SUBORDINATED CAPITAL INCOME SECURITIES (SKISSM)

               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                                NGC CORPORATION

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
                  CITY TIME, ON      , 1997, UNLESS EXTENDED.

                               -----------------

  NGC Corporation Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), and NGC Corporation, a Delaware corporation ("NGC" or the "Company"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $200,000,000 aggregate Liquidation Amount (as defined herein) of the Series B 8.316% Subordinated Capital Income Securities (the "Exchange Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of the outstanding Series A 8.316% Subordinated Capital Income Securities (the "Old Capital Securities"), of which $200,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, the Company is also exchanging its guarantee of the payment of Distributions (as defined herein) and payments on liquidation of the Trust or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee of the Old Capital Securities and the Exchange Capital Securities (the "Exchange Guarantee"), and the Company is also exchanging all of its Series A 8.316% Subordinated Deferrable Interest Debentures due June 1, 2027 (the "Old Subordinated Debentures"), of which $206,200,000 aggregate principal amount is outstanding, for a like aggregate principal amount of its Series B 8.316% Subordinated Deferrable Interest Debentures due June 1, 2027 (the "Exchange Subordinated Debentures"), which Exchange Guarantee and Exchange Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Subordinated Debentures are collectively referred to herein as the "Old Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Subordinated Debentures are collectively referred to herein as the "Exchange Securities" and the exchange of the Old Securities for the Exchange Securities is collectively referred to herein as the "Exchange."

  The terms of the Exchange Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the Exchange Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of the Capital Securities" and "Description of the Old Securities."

  Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Old Securities acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Company have agreed that they will make this Prospectus available to any broker-dealer for use in connection with any such resale until at least the close of business on the 90th day following the Expiration Date (as defined herein). See "Plan of Distribution".

                                                       (Continued on next page)

                               -----------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 16 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PERSONS WHO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

                               -----------------

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION  NOR HAS THE
     SECURITIES  AND   EXCHANGE  COMMISSION   OR  ANY   STATE  SECURITIES
       COMMISSION  PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF  THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A  CRIMINAL
          ACT.

  The Exchange Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities). Any transfer of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities. See "Description of the Capital Securities--Restrictions on Transfer."

                 The date of this Prospectus is        , 1997.

(Continued from the previous page)

  The Exchange Capital Securities, the Exchange Subordinated Debentures and Exchange Guarantee are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under the Registration Rights Agreement dated as of May 28, 1997 (the "Registration Rights Agreement") among the Company, the Trust and Lehman Brothers Inc., Salomon Brothers Inc and Smith Barney Inc. (the "Initial Purchasers"). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer, any private Exchange Securities (as defined in the Registration Rights Agreement) and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).

  The Exchange Capital Securities and the Old Capital Securities (together, the "Capital Securities") represent undivided beneficial interests in the assets of the Trust. The Company is the owner of all of the common securities of the Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust. The First National Bank of Chicago and First Chicago Delaware Inc. are the Property Trustee and the Delaware Trustee, respectively, of the Trust. The Trust exists for the sole purposes of (i) issuing and selling the Trust Securities and effecting the Exchange Offer for the Exchange Capital Securities, (ii) investing the proceeds from the sale of the Old Capital Securities and the Common Securities in the Old Subordinated Debentures, (iii) exchanging the Old Subordinated Debentures for the Exchange Subordinated Debentures and (iv) engaging in other activities necessary, advisable or incidental thereto.

  The Subordinated Debentures (as defined herein) are unsecured obligations of the Company and are subordinate and junior in right of payment to all Senior Indebtedness of the Company, as described herein. See "Description of Subordinated Debentures--Subordination." The Guarantee (as defined herein) is an unsecured obligation of the Company and is subordinate and junior in right of payment to all Senior Indebtedness of the Company. See "Description of Guarantee." The obligations of the Company under the Guarantee, the Common Guarantee (as defined herein) and the Subordinated Debentures are structurally subordinated to all liabilities and obligations of the Company's subsidiaries. As of June 30, 1997, approximately $1.2 billion aggregate principal amount of Senior Indebtedness was outstanding, and the Company's consolidated subsidiaries had approximately $2.3 billion of indebtedness and other liabilities. The Indenture does not limit the amount of additional indebtedness which the Company and its subsidiaries may incur. See "Risk Factors--Ranking of Subordinated Obligations under the Guarantee and the Subordinated Debentures."

  Except as provided below, the Capital Securities will be represented by a global Capital Security in fully registered form, deposited with DTC, and registered in the name of, DTC or its nominee. Beneficial interests in the Capital Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Beneficial interests in the Capital Securities will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds. The Capital Securities will be issued and may be transferred only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). See "Description of Capital Securities--Restrictions on Transfer" and "Notice to Investors."

  Holders of the Trust Securities will be entitled to receive cumulative cash distributions arising from the payment of interest on the Subordinated Debentures, accumulating from the date of original issuance and payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 1997, at the annual rate of 8.316% of the Liquidation Amount of $1,000 per Trust Security ("Distributions"). The distribution rate and the distribution payment dates and other payment dates for the Trust Securities will correspond to the payments and payment dates on the Subordinated Debentures, which will be the sole assets of the Trust. The ability of the Trust to make timely payments of Distributions on the Trust Securities is solely dependent on the

Company's making interest payments on the Subordinated Debentures as and when required. So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Company will have the right to defer payments of interest on the Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period shall end on a date other than an Interest Payment Date (as defined herein) or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the requirements set forth herein. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. If and for so long as interest payments on the Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and the Company and its subsidiaries will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or to make any payment with respect to debt securities of the Company that rank pari passu with or junior to the Subordinated Debentures. During an Extension Period, interest on the Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the rate of 8.316% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of the cash to which such income is attributable. See "Description of Subordinated Debentures-- Option to Extend Interest Payment Date" and "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount." Deferred installments of interest on the Subordinated Debentures will bear interest, compounded semi-annually, at a rate per annum equal to 8.316% to the extent permitted by applicable law.

  The Company will, through the Guarantee, the Common Guarantee, the Trust Agreement, the Subordinated Debentures and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Trust Securities. See "Relationship Among the Capital Securities, the Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee." The Guarantee and the Common Guarantee will guarantee payments of Distributions and payments upon liquidation of the Trust or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of Guarantee." If the Company fails to make a required payment on the Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights in respect of such payment. See "Description of Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities."

  The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein) (i) in whole but not in part, on June 1, 2027 (the "Stated Maturity Date") upon payment of the Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Subordinated Debentures (the "Maturity Redemption Price"),
(ii) in whole but not in part, at any time, contemporaneously with the optional prepayment of the Subordinated Debentures by the Company, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to, for each Capital Security, the Special Event Prepayment Price (as defined herein) for a corresponding $1,000 principal amount of Subordinated Debentures (the "Special Event Redemption Price"), and
(iii) in whole at any time or in part from time to time, contemporaneously with the optional prepayment by the Company of all or part of the Subordinated Debentures, at a redemption price equal to, for each Capital Security to be redeemed, the Optional Prepayment Price (as defined herein) for a corresponding $1,000 principal amount of Subordinated Debentures (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Capital Securities--Redemption."

  The Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Company (i) in whole at any time or in part from time to time, at a price (the "Optional Prepayment Price") equal to the greater of (x) 100% of their principal amount and (y) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of prepayment, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined herein) plus 25 basis points, plus, in each case, accrued and unpaid interest thereon to the date of prepayment, or (ii) at any time, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the Make-Whole Amount. The "Make-Whole Amount" is equal to the greater of (a) 100% of the principal amount of the Subordinated Debentures or (b) the sum, as determined by the Reference Treasury Dealer (as defined herein), of the present values of the remaining scheduled payments of principal and interest on the Subordinated Debentures, discounted to the date of prepayment on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in each case, accrued and unpaid interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

  The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause a Like Amount of the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the Administrative Trustees having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. Unless the Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Capital Securities--Liquidation of the Trust and Distribution of Subordinated Debentures."

  Based on existing interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in several no-action letters to third parties and subject to the two immediately following sentences, the Company and the Trust believe that the Exchange Capital Securities, the Exchange Guarantee and the Exchange Subordinated Debentures issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act; provided, that, such Exchange Capital Securities are acquired in the ordinary course of such holder's business and such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the Exchange Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" (as defined in Rule 405 under the Securities Act) of the Trust or the Company or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned no-action letters, (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities (including compliance with the selling security holder prospectus information requirements of Item 507 of Regulation S-K under the Securities Act) unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

  Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" (as defined in Rule

405 under the Securities Act) of the Trust or the Company, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the no-action letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with the prospectus prepared for the Exchange Offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of such Exchange Capital Securities for a period commencing on the Expiration Date and ending 90 days after the Expiration Date (subject to extension in certain limited circumstances set forth in the Registration Rights Agreement) or, if earlier, when all such Exchange Capital Securities have been disposed of by such broker-dealer. See "Plan of Distribution." Any broker-dealer who is an "affiliate" (as defined in Rule 405 under the Securities Act) of the Trust or the Company may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

  Each broker-dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such broker-dealer will suspend the sale of Exchange Capital Securities (or the Exchange Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company and the Trust have amended or supplemented this Prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented Prospectus to such broker-dealer or the Company and the Trust have given notice that the sale of the Exchange Capital Securities (or the Exchange Subordinated Debt Securities, as applicable) may be resumed.

  Neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties.

  Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although each Initial Purchaser has informed the Company that it currently intends to make a market in the Exchange Capital Securities, it is not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Company and the Trust do not currently intend to apply for listing of the Exchange Capital Securities on the New York Stock Exchange.

  Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable to the Old Capital Securities under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange

Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

  THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

  Old Capital Securities may be tendered for exchange prior to 5:00 p.m., New
York City time, on       , 1997 (such time and date being hereinafter called
the "Expiration Date"), unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Old Capital Security) in excess thereof. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Each Exchange Capital Security will pay cumulative Distributions from the most recent Distribution Date (as defined herein) on the Old Capital Securities surrendered in exchange for such Exchange Capital Securities or, if no Distribution Date has occurred, from May 28, 1997. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period, and will be deemed to have waived the right to receive such Distributions. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities." This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Capital Securities as of the date of this Prospectus.

  Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds from Sale of Old Capital Securities" and "Plan of Distribution."

  As used herein, (i) the "Indenture" means the Indenture, dated as of May 28, 1997, as amended and supplemented from time to time, between the Company and The First National Bank of Chicago, as trustee (the "Debenture Trustee"), relating to the Subordinated Debentures, (ii) the "Trust Agreement" means the Amended and Restated Declaration of Trust, dated as of May 28, 1997, relating to the Trust among the Company, as Sponsor, The First National Bank of Chicago, as Property Trustee (the "Property Trustee"), First Chicago Delaware Inc. (the "Delaware Trustee"), the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, (iii) the "Old Guarantee" means the Series A Capital Securities Guarantee Agreement dated as of May 28, 1997, between the Company and The First National Bank of Chicago, as Guarantee Trustee (the "Guarantee Trustee"), (iv) the "Common Guarantee" means the Common Securities Guarantee Agreement dated as of May 28, 1997, executed and delivered by the Company for the benefit of the holders of the Common Securities, and (v) "Exchange Guarantee" means the Guarantee to be entered into between the Company and the Guarantee Trustee in respect of the Capital Securities. In addition, as the context may require, unless expressly indicated otherwise, (i) "Capital Securities" includes the Old Capital Securities, the Exchange Capital Securities and the Private Exchange Securities, (ii) "Subordinated Debentures" includes the Old Subordinated Debentures and the Exchange Subordinated Debentures, (iii) "Guarantee" includes the Old Guarantee and the Exchange Guarantee and (iv) "Guarantees" includes the Guarantee and the Common Guarantee.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR PRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Offering Memorandum Summary..............................................   8
Risk Factors.............................................................  16
Use of Proceeds from the Sale of Old Capital Securities..................  22
Ratios of Earnings to Fixed Charges......................................  22
Accounting Treatment.....................................................  22
Capitalization...........................................................  23
The Trust................................................................  24
The Exchange Offer.......................................................  25
Description of Capital Securities........................................  36
Description of Subordinated Debentures...................................  48
Description of Guarantee.................................................  58
Description of the Old Securities........................................  60
Relationship Among the Capital Securities, the Subordinated Debt
 Securities and the Guarantee............................................  61
Certain Federal Income Tax Consequences..................................  62
ERISA Considerations.....................................................  66
Plan of Distribution.....................................................  68
Legal Matters............................................................  68
Experts..................................................................  68
Available Information....................................................  69
Incorporation of Certain Documents by Reference..........................  69

                                    SUMMARY

  This summary is qualified by the more detailed information and financial statements appearing elsewhere, or incorporated by reference, in this Prospectus. Prospective investors are urged to read this Prospectus in its entirety.

                                  THE COMPANY

GENERAL

  NGC is a leading North American marketer of natural gas, natural gas liquids, crude oil and power and is engaged in electric power generation and natural gas gathering, processing and transportation through direct and indirect ownership of cogeneration and other electric power producing facilities and ownership and operation of natural gas processing plants, fractionators, storage facilities and pipelines. Acting in the role of a large-scale aggregator, processor, marketer and reliable supplier of multiple energy products and services, NGC has evolved into a reliable energy commodity and service provider.

  From inception of operations in 1984 until 1990, Natural Gas Clearinghouse ("Clearinghouse") limited its activities primarily to natural gas marketing. Starting in 1990, Clearinghouse began expanding its core business operations through acquisitions and strategic alliances with certain of its shareholders resulting in the formation of a midstream energy asset business and establishing energy marketing operations in both Canada and the United Kingdom. Effective March 1, 1995, Clearinghouse and Trident NGL Holding, Inc., a fully integrated natural gas liquids company, merged and the combined entity was renamed NGC Corporation ("Trident Combination"). On August 31, 1996, NGC completed a strategic combination with Chevron U.S.A. Inc. and certain Chevron affiliates (collectively "Chevron"), whereby substantially all of Chevron's midstream assets were merged with NGC. Finally, in June 1997, NGC acquired all of the outstanding shares of Destec Energy, Inc., a leading independent power producer. By virtue of the growth of NGC's core businesses combined with the synergies derived from the aforementioned transactions, NGC has established itself as an industry leader providing quality, competitively priced energy products and services to customers throughout North America and in the United Kingdom.

  NGC is a holding company that conducts principally all of its business through its subsidiaries. Currently, the Company has two primary business segments: the natural gas and power marketing segment and the natural gas liquids, crude oil and gas transmission segment.

  The principal executive office of the Company is located at 1000 Louisiana, Suite 5800, Houston, Texas 77002, and the telephone number of that office is
(713) 507-6400. NGC and its affiliates maintain marketing and/or regional offices in Boston, Massachusetts; Phoenix, Arizona; Englewood, Colorado; Rosemont, Illinois; Tulsa, Oklahoma; Oklahoma City, Oklahoma; Louisville, Kentucky; Atlanta, Georgia; Tampa, Florida; Kansas City, Kansas; Dallas, Texas; San Francisco, California; Pleasenton, California; Pittsburgh, Pennsylvania; Mexico City, Mexico; London, England and Calgary, Canada.

                               THE EXCHANGE OFFER

The Exchange Offer..............  Up to $200,000,000 aggregate Liquidation
                                  Amount of Exchange Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 in excess thereof. The Company and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Old Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange Offer-- Procedures for Tendering Old Capital Securities.

Expiration Date.................  5:00 p.m., New York City time, on       ,
                                  1997 unless the Exchange Offer is extended by the Company and the Trust, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer--Expiration
                                  Date; Extensions; Amendments."

Conditions to the Exchange
Offer...........................  The Exchange Offer is subject to certain conditions, which may be waived by the
                                  Company and the Trust in their sole
                                  discretion. The Exchange Offer is not
                                  conditioned upon any minimum Liquidation
                                  Amount of Old Capital Securities being
                                  tendered. See "The Exchange Offer--Conditions to the Exchange Offer."

                                  The Company and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and to retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Expiration Date; Extensions; Amendments."

Withdrawal Rights...............  Tenders of Old Capital Securities may be
                                  withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer--Procedures for Tendering Old Capital Securities-- Withdrawal of Tenders."

Procedures for Tendering Old
Capital Securities..............  Brokers, dealers, commercial banks, trust companies and other nominees who hold Old
                                  Capital Securities through The Depository
                                  Trust Company ("DTC") may effect tenders by book-entry transfer in accordance with DTC's Automated Tender Offer Program ("ATOP"). Holders of such Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities. In order for Old Capital Securities to be tendered by a means other than by book-entry transfer, a Letter of Transmittal must be completed and signed in accordance with the instructions contained therein. The Letter of Transmittal and any other documents required by the Letter of Transmittal must be delivered to The First National Bank of Chicago (the "Exchange Agent") by mail, facsimile, hand delivery or overnight carrier and either such Old Capital Securities must be delivered to the Exchange Agent or specified procedures for guaranteed delivery must be complied with. See "The Exchange Offer--Procedures for Tendering Old Capital Securities."

                                  Letters of Transmittal and certificates
                                  representing Old Capital Securities should not be sent to the Company or the Trust. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer--Exchange Agent."

Resales of Exchange
Securities......................  Based on existing interpretations by the staff of the Commission and subject to the two immediately following sentences, the Company and the Trust believe that the Exchange Capital Securities, the Exchange Guarantee and, after the distribution thereof to the holders of the Capital Securities, the Exchange Subordinated Debentures issued pursuant to the Exchange Offer may be offered for resale, resold and transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the Exchange Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" (as defined in Rule 405 under the Securities Act) of the Trust or the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned no-action letters, (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities (including compliance with the selling security holder prospectus information requirements of Item 507 of Regulation S-K under the Securities Act) unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

                                  Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Trust or the Company, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the no-action letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with the prospectus prepared for the Exchange Offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer--Resales of Exchange Capital Securities," the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of such

                                  Exchange Capital Securities for a period commencing on the Expiration Date and ending 90 days after the Expiration Date (subject to extension as described in the Registration Rights Agreement) or if earlier, when all such Exchange Capital Securities have been disposed of by such broker-dealer. See "Plan of Distribution." Any broker-dealer who is an "affiliate" of the Company or the Trust may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

                                  Neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties.

Exchange Agent..................  The exchange agent with respect to the
                                  Exchange Offer is The First National Bank of
                                  Chicago (the "Exchange Agent"). The
                                  addresses, and telephone and facsimile
                                  numbers, of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds.................  Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. See "Use of Proceeds from Sale of Old Capital Securities."

Certain Federal Income Tax
Consequences....................  Holders of Old Capital Securities should review the information set forth under
                                  "Certain Federal Income Tax Consequences" prior to tendering Old Capital Securities in the Exchange Offer.

                            THE EXCHANGE SECURITIES

Securities Offered..............  Up to $200,000,000 aggregate Liquidation
                                  Amount of the Trust's Series B 8.316%
                                  Subordinated Capital Income Securities which have been registered under the Securities Act (Liquidation Amount $1,000 per Capital Security). The Exchange Capital Securities will be issued, and the Old Capital Securities were issued, under the Trust Agreement. The Exchange Capital Securities, the Private Exchange Securities (if any) and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single class of Capital Securities under the Trust Agreement and, accordingly, will vote together for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of the Capital Securities--

                                  General." The terms of the Exchange Capital
                                  Securities are identical in all material respects to the terms of the Old Capital Securities, except that the Exchange Capital Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer--Purpose and Effect of the Exchange Offer," "Description of the Capital Securities" and "Description of the Old Securities."

Distribution Dates..............  June 1 and December 1 of each year, commenc-
                                  ing December 1, 1997.

Subordinated Debentures.........  The Trust invested the proceeds from the is-
                                  suance of the Capital Securities and Common
                                  Securities in an equivalent amount of 8.316%
                                  Subordinated Debentures of the Company. The
                                  Subordinated Debentures will mature on June
                                  1, 2027.

Extension Periods...............  So long as no Debenture Event of Default (as defined herein) has occurred and is continu-ing, the Company shall have the right to de-fer the payment of interest on the Subordi-nated Debentures for any Extension Period elected by the Company. No Extension Period will exceed 10 consecutive semi-annual peri-ods, end on a date other than an Interest Payment Date or extend beyond the Stated Ma-turity Date. During any Extension Period, Distributions on the Capital Securities will also be deferred. See "Description of Subor-dinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount."

Ranking.........................  The Exchange Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Old Capital Securities and the Common Securities except as described un-der "Description of Capital Securities--Sub-ordination of Common Securities." The Ex-change Subordinated Debentures will rank pari passu with the Old Subordinated Debentures and all other subordinated debentures (if any) issued by the Company (the "Other Deben-tures"), which are issued and sold (if at all) to other trusts established by the Com-pany (if any), in each case similar to the Trust ("Other Trusts"), and will constitute unsecured obligations of the Company and will rank subordinate and junior in right of pay-ment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "Description of Subordinated Debentures." The Exchange Guarantee will rank pari passu with all other guarantees (if any) issued by the Company with respect to capital securi-ties (if any) issued by Other Trusts ("Other Guarantees") and will constitute an unsecured obligation of the Company and will rank sub-ordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Guarantee. See "De-scription of Guarantee." In addition, because the Company is a holding company, the Ex-change Subordinated Debentures and the Guar-antee will be effectively subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries. See "Description of Subordinated Debentures-- Subordination."

Redemption......................  The Trust Securities will be subject to man-
                                  datory redemption in a Like Amount, (i) in whole but not in part, on June 1, 2027 upon payment of the Subordinated Debentures at ma-turity at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Subordinated Debentures,
                                  (ii) in whole but not in part, at any time, contemporaneously with the optional prepay-ment of the Subordinated Debentures by the Company, upon the occurrence and continuation of a Special Event at a redemption price equal to, for each Capital Security, the Spe-cial Event Prepayment Price for a correspond-ing $1,000 principal amount of Subordinated Debentures and (iii) in whole at any time or in part from time to time, contemporaneously with the optional prepayment by the Company of all or part of the Subordinated Deben-tures, at a redemption price equal to, for each Capital Security, the Optional Prepay-ment Price for a corresponding $1,000 princi-pal amount of Subordinated Debentures. See "Description of Capital Securities--Redemp-tion," "Description of Subordinated Deben-tures--Optional Prepayment" and "--Special Event Prepayment."

                                  The Subordinated Debentures will be
                                  prepayable prior to the Stated Maturity Date at the option of the Company (i) in whole at any time or in part from time to time, at a price equal to the greater of (x) 100% of their principal amount and (y) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of prepayment, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 25 basis points, plus, in each case, accrued and unpaid interest thereon to the date of prepayment, or (ii) at any time, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price equal to the Make-Whole Amount. The Make-Whole Amount shall be equal to the greater of (a) 100% of the principal amount of the Subordinated De-bentures or (b) the sum, as determined by the Reference Treasury Dealer, of the present values of the remaining scheduled payments of the principal and interest on the Subordi-nated Debentures, discounted to the date of prepayment on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Adjusted Treasury Rate plus, in each case, accrued and unpaid interest thereon to the date of prepayment.

Absence of Market for the
Capital Securities..............  The Trust and the Company do not intend to apply for listing of the Exchange Capital Se-curities on any securities exchange or for quotation through the Nasdaq National Market. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers of the Old Capital Securities have informed the Trust and the Company that they currently intend to make a market in the Exchange Capi-tal Securities, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time with-out notice. Accordingly, there can be no as-surance as to the development or liquidity of any market for the Exchange Capital Securi-ties. If an active market does not develop, the market price and liquidity of the Capital Securities may be adversely affected. See "Plan of Distribution."

                                 RISK FACTORS

  Holders of Old Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters in evaluating the Exchange Offer.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE SUBORDINATED DEBENTURES

  The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Capital Securities and under the Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. At June 30, 1997, the Company had outstanding approximately $1.2 billion of Senior Indebtedness on a consolidated basis. Neither the Indenture, the Guarantee nor the Trust Agreement place any limitation on the amount of secured or unsecured Indebtedness that may be incurred by the Company or its subsidiaries. The ability of the Trust to pay amounts due on the Capital Securities is solely dependent on the Company making payments on the Subordinated Debentures as and when required. See "Description of Subordinated Debentures--Subordination" and "Description of Guarantee--Status of the Guarantee."

STATUS OF COMPANY AS HOLDING COMPANY

  The Company is a holding company conducting all of its business through its subsidiaries. As a holding company, the ability of the Company to make payments of interest and principal on the Subordinated Debentures will be dependent primarily upon the receipt of dividends and other distributions from the Company's subsidiaries. The right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), will be subject to the prior claims of creditors of that subsidiary, except to the extent that any claims of the Company as a creditor of such subsidiary may be recognized as such. Accordingly, the Capital Securities will effectively be subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries. As of June 30, 1997, the Company's consolidated subsidiaries had total liabilities (excluding liabilities owed to the Company) of approximately $2.3 billion.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

  So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Indenture to defer payments of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. As a consequence of any such deferral, semi-annual Distributions on the Trust Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate additional Distributions thereon at the rate of 8.316% per annum, compounded semi-annually, to the extent permitted by applicable law, but not exceeding the interest rate then accruing on the Subordinated Debentures) from the relevant payment date for such Distributions during any such Extension Period. During the pendency of any Extension Period, the Company may not, and will not permit any subsidiary of the Company to, subject to certain exceptions set forth herein, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Company's capital stock, (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Subordinated Debentures or (iii) make any guarantee payments (other than payments under the Guarantee) with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Subordinated Debentures. See "Description of Capital Securities--Distributions."

  Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Subordinated Debentures (together with interest thereon at the annual rate of 8.316%, compounded semi-annually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Capital Securities--Distributions" and "Description of Subordinated Debentures--Option to Extend Interest Payment Date."

  If the Company exercises its option, under the terms of the Subordinated Debentures, to defer the payment of interest for up to 10 consecutive semi-annual periods on various occasions, the Subordinated Debentures will thereafter be treated as issued with original issue discount ("OID") for United States federal income tax purposes. As a result, holders of Trust Securities will be required to include their pro rata share of OID in gross income as it accrues for United States federal income tax purposes in advance of the receipt of the cash to which such income is attributable and will not receive the cash related to such income from the Trust if the holder disposes of the Trust Securities prior to the record date for the payment of Distributions. Following the Company's election to defer the payment of interest, all of a holder's taxable income with respect to the Subordinated Debentures will be accounted for as OID and actual distributions of stated interest will not be separately reported as taxable income. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sales or Redemption of Capital Securities." INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF AN INVESTMENT IN THE CAPITAL SECURITIES.

  The Company has no current intention of exercising its right to defer payments of interest on the Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent preferred undivided beneficial interests in the Subordinated Debentures) may be more volatile than the market prices of other similar securities where the issuer does not have such right to defer interest payments.

SPECIAL EVENT REDEMPTION

  Upon the occurrence and continuation of a Special Event (as defined under "Description of Subordinated Debentures--Special Event Prepayment"), the Company will have the right to prepay the Subordinated Debentures in whole (but not in part) at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and thereby cause a mandatory redemption of the Trust Securities at the Special Event Redemption Price. See "Description of Capital Securities--Redemption" and "Description of Subordinated Debentures--Special Event Prepayment."

DISTRIBUTION OF SUBORDINATED DEBENTURES FOR CAPITAL SECURITIES

  The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Capital Securities and the Common Securities in liquidation of the Trust, subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. See "Description of Capital Securities--Liquidation of the Trust and Distribution of Subordinated Debentures."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

  There can be no assurance as to the market prices for Capital Securities or the Subordinated Debentures that may be distributed in exchange for Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Subordinated Debentures, such holders should carefully review all the information regarding the Subordinated Debentures contained herein. See "Description of Subordinated Debentures."

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

  The Guarantee will guarantee to the holders of the Capital Securities the following payments, to the extent not paid by or on behalf of the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to the Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time and (iii) upon a voluntary or involuntary dissolution and liquidation of the Trust (other than in connection with the distribution of the Subordinated Debentures to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities at such time after the satisfaction of liabilities to creditors of the Trust as provided by applicable law.

  The holders of not less than a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company defaults on its obligation to pay amounts payable under the Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay the principal of (or premium, if any) or interest (including Additional Sums (as defined below) and Compounded Interest (as defined below), if any) or Liquidated Damages, if any, on the Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of (or premium, if any) or interest (including Additional Sums and Compounded Interest, if any) or Liquidated Damages, if any, on such Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of (and premium, if any) and interest (including Additional Sums and Compounded Interest, if any) or Liquidated Damages, if any, on the Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. In addition, if the Property Trustee fails to take legal action for a Debenture Event of Default of which the Property Trustee has knowledge, the holders of the Capital Securities may, to the fullest extent permitted by law, take such legal action, to the same extent as if such holders of Capital Securities held a Like Amount of Debentures, without first proceeding against the Property Trustee or the Trust. See "Description of Subordinated Debentures--Debenture Events of Default" and "--Enforcement of Certain Rights by Holders of Capital Securities," and "Description of Guarantee." The Trust Agreement will provide that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.


LIMITED VOTING RIGHTS

  Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities and the exercise of the Trust's rights as holder of Subordinated Debentures. Holders of

Capital Securities will not be entitled to vote to appoint, remove or replace or to increase or decrease the number of the Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Company may amend the Trust Agreement without the consent of holders of Capital Securities to ensure (i) that the Trust will be classified for United States federal income tax purposes as a grantor trust or (ii) that the Trust will not be required to register under the Investment Company Act (as defined herein), even if such action adversely affects the interests of such holders. Holders of Capital Securities will have no voting rights with respect to any matters submitted to a vote of the Company's shareholders. See "Description of Capital Securities--Removal of Issuer Trustees" and "--Voting Rights; Amendment of the Trust Agreement."

TRADING CHARACTERISTICS OF THE CAPITAL SECURITIES

  The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. A holder who disposes of its Capital Securities between record dates for payments of Distributions thereon will be required to include accrued but unpaid interest on the Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to its adjusted tax basis in its share of the underlying Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sales or Redemption of Capital Securities."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

  The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

  The Registration Rights Agreement provides, under certain circumstances, for additional interest to become payable in respect of the Old Subordinated Debentures as liquidated damages, and for corresponding additional Distributions to become payable in respect of the Old Capital Securities. Following consummation of the Exchange Offer, any outstanding Old Capital Securities will not be entitled to any increase in the Distribution rate thereon.

  To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

  The Exchange Capital Securities, the Private Exchange Securities (if any) and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single class of Capital Securities under the Trust Agreement and, accordingly, will vote together for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of the Capital Securities-- General."

ABSENCE OF PUBLIC MARKET

  The Old Capital Securities were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will remain subject to restrictions on transferability to the extent that they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities will generally be permitted to be resold or otherwise transferred by the holders thereof without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). The Company has been advised by the Initial Purchasers that they currently intend to make a market in the Exchange Capital Securities and the Old Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the Exchange Capital Securities or the Old Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the Exchange Capital Securities or the Old Capital Securities. If an active public market does not exist for the Exchange Capital Securities or the Old Capital Securities, as the case may be, the market price and liquidity of such Capital Securities may be adversely affected.

  Future trading prices of the Capital Securities will depend on many factors, including, among other things, prevailing interest rates, results of operations of the Company and the market for similar securities. Under certain circumstances, the Capital Securities may trade at a discount.

  Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Trust may publicly offer for sale or resell the Exchange Securities only in compliance with the provisions of Rule 144 under the Securities Act.

  Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

  Subject to the conditions set forth under "The Exchange Offer--Conditions to the Exchange Offer." delivery of Exchange Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer, will be made only after timely receipt by the Exchange Agent of (i) certificates for Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agents account at DTC, including an Agent's Message (as defined under "The Exchange Offer--Acceptance for Exchange and Issuance of Exchange Capital Securities") if the tendering holder does not deliver a Letter of Transmittal (ii) a completed and signed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal. Therefore, holders of Old Capital Securities desiring to tender such Old Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Company nor the Trust is under a duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

FORWARD LOOKING STATEMENTS

  Certain of the statements contained in this Offering Memorandum and in documents incorporated herein may be considered forward-looking statements within the meaning of Section 27A of the Securities Act and

Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are based on management's beliefs, as well as assumptions made by, and information currently available to, management. When used in these documents, words such as "anticipate," "estimate," "project" and "expect" are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or expected. Among the key factors that may have a direct bearing on the Company's results of operations and financial condition are: (i) competitive practices in the industries in which the Company competes, (ii) fluctuations in energy commodity prices, which have not been fully hedged or which are inconsistent with the Company's open position in its energy marketing activities, (iii) environmental liabilities to which the Company may become subject in the future which are not covered by indemnity or insurance, and (iv) the impact of current and future laws and governmental regulations (particularly environmental regulations) affecting the energy industry in general and NGC's operations in particular.

            USE OF PROCEEDS FROM THE SALE OF OLD CAPITAL SECURITIES

  Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. In consideration for issuing the Exchange Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled.

  The net proceeds to the Trust from the offering of the Old Capital Securities was approximately $197.8 million. All of the proceeds from the sale of the Common Securities and the Old Capital Securities were invested by the Trust in the Old Subordinated Debentures. The Company applied the net proceeds from the sale of the Old Subordinated Debentures to pay a portion of the consideration in connection with the acquisition of Destec Energy, Inc.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the Company's consolidated ratios of earnings to fixed charges for each of the periods shown. The computation for each of the years ended December 31, 1992 through 1994 includes only the consolidated results of Clearinghouse and its subsidiaries. The computation for 1995 includes the consolidated results of Clearinghouse and its subsidiaries for the full year, and of Trident NGL Holding, Inc. ("Holding") and its subsidiaries from March 1, 1995, the effective date of the Trident Combination. The computation for 1996 includes the consolidated results of NGC, inclusive of Holding and its subsidiaries for the year, and the earnings and fixed charges relating to the assets and operations acquired from Chevron Corporation effective September 1, 1996. The computation for the interim period ended June 30, 1997, does not include the operations acquired in the Destec Energy, Inc. acquisition, which was effective July 1, 1997.

               NGC CORPORATION                  NATURAL GAS CLEARINGHOUSE
         ---------------------------------    ------------------------------------
           SIX MONTHS
         ENDED JUNE 30,               YEARS ENDED DECEMBER 31,
         --------------     ------------------------------------------------------
              1997          1996     1995       1994         1993         1992
              ----          ----     ----     --------     --------     --------
              2.25          4.07     2.48        13.08        19.18        11.84

  For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges (excluding capitalized interest, depreciation of interest previously capitalized and the pre-tax equivalent value of dividend requirements on the Company's Series A Participating Preferred Stock) less undistributed income from equity investees. Fixed charges consist of (i) the Company's interest expense, (ii) amortization of deferred financing costs, (iii) interest capitalized during the year, (iv) pre-tax equivalent value of dividend requirements on the Company's Series A Participating Preferred Stock, (v) dividend obligations of the Company Obligated Preferred Securities of a Subsidiary Trust and (vi) the portion of the Company's lease rental expense representative of the interest factor attributable to such leases.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Capital Securities will be presented in the consolidated balance sheet of the Company as a separate line item directly above stockholders' equity under the caption "Company--Obligated Preferred Securities of Subsidiary Trust" and appropriate disclosures about the Capital Securities, the Guarantee and the Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Capital Securities as an expense in the consolidated statements of income.

                                 CAPITALIZATION

  The following table sets forth the short-term debt and capitalization of the Company as of June 30, 1997, on a historical basis, which reflects the issuance of the Capital Securities on May 28, 1997.

                                                            AS OF JUNE 30, 1997
                                                            -------------------
                                                              (IN THOUSANDS)
Short-term debt (including current maturities).............     $      275
                                                                ==========
Long-term debt:
  Revolving credit facility................................        680,000
  6 3/4% Senior Notes due December 15, 2005................        150,000
  7 5/8% Senior Notes due October 15, 2026.................        175,000
  Chevron Note.............................................        155,373
  Unamortized debt premium--Chevron Note...................          2,775
  Warren NGL, Inc. Senior Subordinated Notes(1)............         65,000
  Warren NGL, Inc. Subordinated Notes(1)...................        105,000
  Unamortized debt premium--Warren NGL, Inc. Notes(1)......         12,566
  Other....................................................            550
                                                                ----------
    Total long-term debt...................................      1,346,264
                                                                ----------
Company-obligated Trust Preferred Securities...............        200,000
Stockholders equity:
  Preferred Stock, $0.01 par value, 50,000,000 shares
   authorized; 8,000,000 shares designated as Series A
   Participating Preferred Stock, 7,815,363 shares issued
   and outstanding at June 30, 1997........................         75,418
  Common Stock, $0.01 par value, 400,000,000 shares
   authorized, 151,257,423 shares issued and outstanding at
   June 30, 1997...........................................          1,512
  Additional paid-in capital...............................        906,998
  Retained earnings........................................        176,172
                                                                ----------
                                                                 1,160,100
  Less: treasury stock, at cost; 59,900 shares at June 30,
   1997....................................................           (935)
                                                                ----------
    Total Stockholders' Equity.............................      1,159,165
                                                                ----------
      Total capitalization.................................     $2,705,429
                                                                ==========

--------
(1) Consists of indebtedness issued by the Company's wholly-owned subsidiary Warren NGL, Inc.

                                   THE TRUST

  The Trust is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement executed by the Company, as Sponsor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on May 20, 1997. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities and effecting the Exchange Offer for the Exchange Capital Securities, (ii) using the proceeds from the sale of the Old Capital Securities and the Common Securities to acquire the Old Subordinated Debentures, (iii) exchanging the Old Subordinated Debentures for Exchangeable Subordinated Debentures and (iv) engaging in only those other activities necessary, advisable or incidental thereto. The Subordinated Debentures are the sole assets of the Trust, and, accordingly, payments under the Subordinated Debentures are the sole revenues of the Trust. The Trust has a term of 31 years, but may dissolve earlier as provided in the Trust Agreement.

  All of the Common Securities are owned by the Company. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of a Debenture Event of Default, the rights of the Company as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Capital Securities--Subordination of Common Securities." On the issue date, the Company acquired Common Securities in a Liquidation Amount equal to 3% of the total capital of the Trust.

  The Trust's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities. The trustees for the Trust are The First National Bank of Chicago, as the Property Trustee (the "Property Trustee"), First Chicago Delaware Inc., as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are officers of the Company (collectively, the "Issuer Trustees"). The First National Bank of Chicago, as Property Trustee, acts as sole indenture trustee under the Trust Agreement. The First National Bank of Chicago also acts as indenture trustee under the Guarantee and the Indenture. See "Description of Guarantee" and "Description of Subordinated Debentures." The holder of the Common Securities of the Trust or, if an Event of Default under the Trust Agreement ("Trust Indenture Event of Default") has occurred and is continuing, the holders of not less than a majority in Liquidation Amount of the Capital Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement.

  For so long as the Capital Securities remain outstanding, the Company covenants (i) to maintain directly or indirectly 100% ownership of the Common Securities, (ii) to use its reasonable efforts to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the Trust Agreement, (iii) to use its reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the Investment Company Act, (iv) to use its reasonable efforts to cause the Trust to continue to be treated as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes and (v) use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debentures.

  Pursuant to the expense provisions under the Indentures, the Company will pay all fees, expenses, debts and obligations (other than the payment of principal, interest and premium, if any, on the Trust Securities) related to the Trust and the offering of the Capital Securities, including all fees and expenses in connection with the Exchange Offer and all ongoing costs, expenses and liabilities of the Trust.

  The location of the principal executive office of the Trust is c/o NGC Corporation, 1000 Louisiana, Suite 5800, Houston, Texas 77002, and its telephone number is 713-507-6400.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company and the Trust agreed, among other things, to use their best efforts to file and to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

  The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Old Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if the Exchange Offer is not consummated within a specified period after the date the Old Capital Securities were issued, then both the Distribution rate borne by the Old Capital Securities and the interest rate borne by the Old Subordinated Debentures will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors-- Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Old Securities."

  The Exchange Offer is not being made to, nor will the Company or the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by the nominee of DTC who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

  Pursuant to the Exchange Offer, the Company will exchange, as soon as practicable after the draft hereof, the Old Guarantee for the Exchange Guarantee and all of the Old Subordinated Debentures, of which $206,200,000 aggregate principal amount is outstanding, for a like aggregate principal amount of the Exchange Subordinated Debentures. The Exchange Subordinated Debentures and the Exchange Guarantee have been registered under the Securities Act.

TERMS OF THE EXCHANGE

  The Company and the Trust hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $200,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered prior to 5:00 p.m., New York City time, on the Expiration Date and not properly withdrawn, in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $200,000,000 of Exchange Capital Securities in exchange for a like Liquidation Amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 in excess thereof, provided that if any Old Capital Securities are tendered for exchange in part, the untendered Liquidation Amount thereof must be $100,000 (100 Capital Securities) or any integral multiple of $1,000 in excess thereof.

  The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $200,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

  Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors-- Consideration of a Failure to Exchange Old Capital Securities" and "Description of the Old Securities."

  If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

  Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

  NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE ISSUER TRUSTEES MAKE ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE LIQUIDATION AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISORS, IF ANY.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" means 5:00 p.m., New York City time, on      ,
1997 unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

  The Company and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange,
(ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Company and the Trust determine, in their sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" has occurred or exists or has not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Procedures for Tendering Old Capital Securities--Withdrawal of Tenders," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company or the Trust will promptly disclose such amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by applicable law.

  Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company or the Trust may choose to make any public announcement and subject to applicable law, neither the Company nor the Trust shall have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

  Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange Exchange Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Procedures for Tendering Old Capital Securities--Withdrawal of Tenders") promptly after the Expiration Date.

  Subject to the conditions set forth under "--Conditions to the Exchange Offer" delivery of Exchange Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder does not deliver a Letter of Transmittal, (ii) a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when certificates for Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities with the Exchange Agent's account at DTC. See "--Procedures for Tendering Old Capital Securities--Book-Entry Transfer." The term "Agent's Message" means a message transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Company may enforce such Letter of Transmittal against such participant.

  Subject to the terms and conditions of the Exchange Offer, the Company and the Trust will be deemed to have accepted for exchange, and thereby exchanged Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Company's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company and the Trust for the purposes of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities which will not be held in global form by DTC or a nominee of DTC to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's and the Trust's acceptance for exchange of Old Capital Securities) or the Company and the Trust extend the Exchange Offer or are unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company's and the Trust's right set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Procedures for Tendering Old Capital Securities--Withdrawal of Tenders."

  Pursuant to an Agent's Message or a Letter of Transmittal, a holder of Old Capital Securities will represent, warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request execute, and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

  Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent". In addition, either (i) certificates for such Old Capital Securities must be received by the Exchange Agent or (ii) a timely confirmation of a book-entry transfer ("Book-Entry Confirmation") of such Old Capital Securities, if that procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent, in each case prior to 5:00 p.m., New York City time, on the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures set forth below.

  THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  The tender by a holder of Old Capital Securities that is not withdrawn before 5:00 p.m., New York City time, on the Expiration Date will constitute an agreement between such holder and the Company and the Trust in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  Any beneficial owner whose Old Capital Securities are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on its own behalf, the owner must, prior to completing and executing the Letter of Transmittal and delivering Old Capital Securities certificates, either make appropriate arrangements to register ownership of the Old Capital Securities in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

  If fewer than all of the Old Capital Securities held by a holder are tendered, such tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  Book-Entry Transfer The Exchange Agent and DTC have confirmed that any Participant (as defined in "Description of the Capital Securities--Depositary Procedures") in DTC's book-entry transfer facility system may utilize DTC's ATOP procedures to tender Old Capital Securities. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any Participant may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfer. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, must in any case be delivered to and received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  Signatures. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal, or a notice of withdrawal, as the case may be, are unnecessary unless (i) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each, an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

  If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should indicate when signing, and unless waived by the Company or the Trust, proper evidence satisfactory to the Company or the Trust, in its sole discretion, of such person's authority to so act must be submitted.

  Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder, whether or not similar conditions or irregularities are waived in the case of other holders.

  The Company's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities shall be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, any affiliates or assigns of the Company, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

  Acceptance of Old Capital Securities for Exchange; Delivery of Exchange Capital Securities. Upon the terms and subject to the conditions of the Exchange Offer, the Company and the Trust will exchange, and will issue to the Exchange Agent, Exchange Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal of Tenders") promptly after the Expiration Date.

  In all cases, delivery of Exchange Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a Book-Entry Confirmation (as defined below), (ii) the Letter of Transmittal

(or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

  Subject to the terms and conditions of the Exchange Offer, the Company and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Company or the Trust gives oral or written notice to the Exchange Agent of the Company's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If, for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's and the Trust's acceptance for exchange of Old Capital Securities) or the Company or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company's or the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and the Trust (and subject to applicable law), retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal of Tenders."

  Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

  Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal, or of a Book-Entry Confirmation with respect to such Old Capital Securities. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, Book-Entry Confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

  Book-Entry Transfer. The Exchange Agent will make a request to establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the Exchange Agent at its address set forth under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with in order for such Old Capital Securities to be properly tendered.

  DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in place of sending a signed, hard copy of the Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Capital Securities through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the Letter of Transmittal.

  Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent before 5:00 p.m., New York City time, on the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

    (i) such tenders are made by or through an Eligible Institution;

    (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date; and

    (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail, to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

  Withdrawal of Tenders. Tenders of Old Capital Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  For withdrawal to be effective, a written electronic ATOP transmission notice of withdrawal (for DTC participants) must be received by the Exchange Agent at one of its addresses set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Capital Securities to be withdrawn, (ii) identify the Old Capital Securities to be withdrawn (including the certificate number or numbers and Liquidation Amount of such Old Capital Securities) and (iii) where physical certificates for Old Capital Securities have been transmitted, specify the name in which any such Old Capital Securities are registered, if different from that of the withdrawing holder. If physical certificates for Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed, as necessary. If Old Capital Securities have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Capital Securities and otherwise comply with DTC's procedures. All questions as to validity, form, and eligibility (including time of receipt) of such notices will be determined by the Company or the Trust, whose determination shall be final and binding on all parties. Any Old Capital Securities so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Capital Securities which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Capital Securities tendered by book-entry transfer into the Exchange Agent's Account at DTC pursuant to the book-entry transfer procedures described above, such Old Capital Securities will be credited to an account maintained with DTC for the Old Capital Securities) as soon as practicable after withdrawal, rejection of tender, or termination of the Exchange Offer. Properly withdrawn Old Capital Securities may be retendered by following one of the procedures described above at a time prior to 5:00 p.m., New York City time, on the Expiration Date.

RESALES OF EXCHANGE CAPITAL SECURITIES

  Based on existing interpretations by the staff of the Commission and subject to the two immediately following sentences, the Company and the Trust believe that the Exchange Capital Securities, the Exchange Guarantee and, after distribution thereof to the holders of Capital Securities, the Exchange Subordinated Debentures issued pursuant to this Exchange Offer may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act; provided, that, such Exchange Capital Securities are acquired in the ordinary course of such holder's business and such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the Exchange Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Trust or the Company (within the meaning of Rule 405 under the Securities Act) or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned no-action letters, (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

  Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Trust or the Company, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the no-action letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with the prospectus prepared for the Exchange Offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, subject to certain provisions set forth in the Registration Rights Agreement and to the limitations set out herein, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of such Exchange Capital Securities for a period commencing on the Expiration Date and ending 90 days after the Expiration Date (subject to extension in certain limited circumstances set forth in the Registration Rights Agreement) or, if earlier, when all such Exchange Capital Securities have been disposed of by such broker-dealer. See "Plan of Distribution." Any broker-dealer who is an "affiliate" of the Trust or the Company, within the meaning of such term under Rule 405 of the Securities Act, may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction including compliance with the selling security holder prospectus information requirements of Item 507 of Regulation S-K under the Securities Act.

  In that regard, each broker-dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the

Company or the Trust of the occurrence by an event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Agreement, such broker-dealer will suspend the sale of Exchange Capital Securities (or the Exchange Subordinated Debt Securities, as applicable) pursuant to this Prospectus until the Company and the Trust have amended or supplemented this Prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented Prospectus to such broker-dealer or the Company and the Trust have given notice that the sale of the Exchange Capital Securities (or the Exchange Subordinated Debentures, as applicable) may be resumed. If the Company or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Subordinated Debentures, as applicable) it shall extend the 90 day period referred to in the immediately preceding paragraph during which such broker-dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities (or the Exchange Subordinated Debentures, as applicable) by the number of days during the period from and including the date of the giving of such notice to and including the date when such broker-dealers shall have received copies of the supplemented or amended Prospectus necessary to permit such resales or to and including the date on which the Company and the Trust give notice that the sale of Exchange Capital Securities (or the Exchange Subordinated Debentures, as applicable) may be resumed.

  Neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties.

DISTRIBUTIONS ON THE EXCHANGE CAPITAL SECURITIES

  Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from the Distribution Date with respect to such Old Capital Securities immediately preceding the original issue date of the Exchange Capital Securities or, if no such Distribution Date has occurred, from the original issue date of such Old Capital Securities (May 28, 1997), and such tendering holders will be deemed to have waived the right to receive any such Distributions. However, because Distributions on the Exchange Capital Securities will accumulate from the later of the Distribution Date of the Old Capital Securities immediately preceding the original issue date of the Exchange Capital Securities and the original issue date of the Old Capital Securities, the amount of the Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any Exchange Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions has occurred or exists or has not been satisfied:

    (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Trust or the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

    (b) any action or proceeding shall have been instituted or threatened in any court or by or before any government agency or body with respect to the Exchange Offer which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer; or

    (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer; or

    (d) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose; or

    (e) there is a reasonable likelihood in the Company's judgment that, or a material uncertainty exists in the Company's judgment as to whether, consummation of the Exchange Offer would result in an adverse tax consequence to the Company.

  If the Company and the Trust determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company and the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by applicable law.

EXCHANGE AGENT

  The First National Bank of Chicago has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the letter of Transmittal should be directed to the Exchange Agent as follows:

   By Hand, Overnight Delivery or                Facsimile Transmissions
  By Registered or Certified Mail:            (Eligible Institutions Only):

 The First National Bank of Chicago                  (212) 240-8938
   c/o First Chicago Trust Company
             of New York                        To Confirm by Telephone
         8th Floor, Window 2                    or for Information Call:
         New York, NY 10005
                                                     (312) 240-8801


  Delivery to other than the above addresses in the manner prescribed for such address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

  The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in tendering for their customers.

  Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

  Neither the Company nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                       DESCRIPTION OF CAPITAL SECURITIES

  Pursuant to the terms of the Trust Agreement, the Issuer Trustees have issued the Old Capital Securities and the Common Securities and will issue the Exchange Securities. The Exchange Capital Securities will represent preferred undivided beneficial interests in the assets of the Trust, and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Capital Securities, the Common Securities and the Trust Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

GENERAL

  The Capital Securities (including the Old Capital Securities and the Exchange Capital Securities) will be limited to $200,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except that upon the occurrence of a Debenture Event of Default, the rights of the holders of the Common Securities to receive Distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of Capital Securities. Legal title to the Old Subordinated Debentures is, and legal title to the Exchange Subordinated Debentures will be, held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Trust may not borrow money, issue debt or any securities other than the Trust Securities, execute mortgages or pledge any of its assets. The Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Capital Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "Description of Guarantee." In such event, the remedy of a holder of Capital Securities is to direct the Property Trustee to enforce its rights under the Subordinated Debentures. In addition, a holder of Capital Securities may institute a legal proceeding directly against the Company, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of, premium, if any, or interest on the Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder on or after the due date specified in the Subordinated Debentures.

  Holders of the Capital Securities have no preemptive or similar rights.

  The Exchange Capital Securities, the Private Exchange Securities (if any) and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single class of Capital Securities under the Trust Agreement and, accordingly, will vote together for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. The terms of the Exchange Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the Exchange Capital Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. See "Description of the Old Securities."

DISTRIBUTIONS

  Distributions on the Capital Securities will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 1997, at the annual rate of 8.316% of the Liquidation Amount to the holders of the Capital Securities on the relevant record dates. The Distribution rate and the relevant Distribution Date (as defined below) for the Trust Securities will correspond to the payments and payment dates on the Subordinated Debentures. The ability of the Trust to make timely payments of Distributions on the Trust Securities is solely dependent on the Company's making interest payments on the Subordinated Debentures as and when required. The record dates for the Capital Securities will be the fifteenth day of the month preceding the month in which the relevant Distribution Date falls. Distributions on the Old Capital Securities accumulate from the date of original issuance, May 28, 1997, and the first Distribution Date thereon is June 1, 1997. Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from the Distribution Date with respect to such Old Capital Securities immediately preceding the original issue date of the Exchange Capital Securities or, if no such Distribution Date has occurred, from the original issue date of such Old Capital Securities, and such tendering holders will be deemed to have waived the right to receive any such Distributions. However, because Distributions on the Exchange Capital Securities will accumulate from the later of the Distribution Date of the Old Capital Securities immediately preceding the original issue date of the Exchange Capital Securities and the original issue date of the Old Capital Securities, the amount of the Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in Chicago, Illinois or Houston, Texas are authorized or required by law or executive order to remain closed.

  So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Indenture to elect to defer the payment of interest on the Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Semi-annual Distributions on the Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 8.316% thereof, compounded semi-annually from the relevant Distribution Date (to the extent permitted by applicable law), but not exceeding the interest rate then accruing on the Subordinated Debentures. The term "Distributions," as used herein, shall include any such additional Distributions.

  Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Company may elect to begin an Extension Period. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the Capital Securities. See "Description of Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount."

  During any such Extension Period, the Company may not, and will not permit any subsidiaries of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (d) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (e) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans), (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Subordinated Debentures or (iii) make any guarantee payments (other than payments under the Guarantee) with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Subordinated Debentures. The Company has no current intention to exercise its option to defer payments of interest on the Subordinated Debentures.

  The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of Subordinated Debentures-- General." If the Company does not make interest payments on the Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantee."

PAYMENT OF ADDITIONAL SUMS

  If a Tax Event has occurred and is continuing and the Trust is the holder of all of the Subordinated Debentures, the Corporation will pay Additional Sums (as defined below), if any, on the Subordinated Debentures. "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities of the Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

REDEMPTION

  Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the Subordinated Debentures (other than following the distribution of the Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption to the holders of the Trust Securities (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the payment of the Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal amount of, plus accrued and unpaid interest on, the Subordinated Debentures), (ii) in the case of the optional prepayment of the Subordinated Debentures, upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Subordinated Debentures) and (iii) in the case of the optional prepayment of the Subordinated Debentures, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Subordinated Debentures). See "Description of Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment." If less than all of the Subordinated Debentures are to be prepaid on a Redemption Date, then the proceeds of such prepayment shall be allocated pro rata among the Trust Securities.

  "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Subordinated Debentures upon the liquidation of the Trust, Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Subordinated Debentures are being distributed.

  The Company will have the option to prepay the Subordinated Debentures, (i) in whole at any time or in part from time to time at the Optional Prepayment Price and (ii) in whole but not in part, at any time within 90 days of the occurrence of a Special Event, at the Special Event Prepayment Price. See "Description of Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

REDEMPTION PROCEDURES

  If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also "--Subordination of Common Securities."

  If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Capital Securities held by DTC or its nominees, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "-- Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities called for redemption will cease, except the right of the holders of the Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Capital Securities will cease to be outstanding. In the event that any Redemption Date of Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," (i) Distributions on Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

  The Trust may not redeem fewer than all of the outstanding Capital Securities unless all accumulated and unpaid Distributions have been paid on all Capital Securities for all semi-annual Distribution periods terminating on or prior to the Redemption Date. If less than all of the Capital Securities and Common Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata among the Capital Securities and the Common

Securities. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or integral multiples of $1,000 in excess thereof) of the Liquidation Amount of Capital Securities in denominations larger than $1,000. The Property Trustee shall promptly notify the trust registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Security selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Security redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Company defaults in payment of the applicable Redemption Price on, or in the repayment of, the Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF SUBORDINATED DEBENTURES

  The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to the Administrative Trustees having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities.

  The Trust shall automatically dissolve upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Subordinated Debentures to the holders of the Trust Securities, if the Company has given written direction to the Property Trustee to dissolve the Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as Sponsor); (iii) redemption of all of the Trust Securities as described under "--Redemption;" (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

  If a dissolution occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive pro rata out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amount payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities."

  If the Company elects not to prepay the Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Subordinated Debentures on the Stated Maturity Date.

  After the liquidation date is fixed for any distribution of Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee will receive, in respect of each registered global certificate, if any, representing Trust Securities and held by it, a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Subordinated Debentures.

  There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities or the Subordinated Debentures may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

  In the case of any Event of Default under the Trust Agreement, the Company, as holder of the Common Securities, will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

  The occurrence of a Debenture Event of Default (see "Description of Subordinated Debentures--Debenture Events of Default") constitutes an "Event of Default" under the Trust Agreement (a "Trust Agreement Event of Default").

  Within five Business Days after the occurrence of any Trust Agreement Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Trust Agreement Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Company, as Sponsor, unless such Trust Agreement Event of Default shall have been cured or waived. The Company, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

  Upon the occurrence of a Trust Agreement Event of Default, the Debenture Trustee or the Property Trustee as the holder of the Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Subordinated Debentures to be immediately due and payable.

  If a Trust Agreement Event of Default occurs and is continuing, then the holders of not less than a majority in aggregate Liquidation Amount of Capital Securities have the right to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee under the Trust Agreement to exercise the remedies available to it as holder of the Subordinated Debentures and the Guarantee. If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures held by the Trust, any record holder of Capital Securities may, to the fullest extent permitted by law, institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Trust Agreement Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal or other required payments on the Subordinated Debentures issued to the Trust on the date such interest, principal or other payment is otherwise payable, then a record holder of Capital Securities may, on or after the respective due dates specified in the Subordinated Debentures, institute a proceeding directly against the Company for enforcement of payment on Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder. In connection with such Direct Action, the Company will be subrogated to the rights of such record holder of Capital Securities to the extent of any payment made by the Company to such record holder of Capital Securities.

  If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of Subordinated Debentures" and "--Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

  The Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below or as otherwise described under "-- Liquidation of the Trust and Distribution of Subordinated Debentures." The Trust may, at the request of the Company, as Sponsor, with the consent of the Administrative Trustees and without the consent of the holders of the Capital Securities, the Delaware Trustee or the Property Trustee, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities and the Trust Agreement or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company, as Sponsor, expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Subordinated Debentures,
(iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Securities are then listed or quoted, if any, (iv) if the Capital Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) or, if the Subordinated Debentures are so rated, the Subordinated Debentures, to be downgraded by any such nationally recognized statistical rating organization,
(v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company, as Sponsor, has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, (1) neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (2) the Trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes,
(viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Guarantee and (ix) there shall have been furnished to the Property Trustee an officer's certificate and an opinion of counsel, each to the effect that all conditions precedent in the Trust Agreement to such transaction have been satisfied. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes or would cause the holders of the Trust Securities not to be treated as owning an undivided interest in the Subordinated Debentures.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

  Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

  The Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in each such case such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendments of the Trust Agreement pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Company (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act; provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (a) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any

Distribution required to be made in respect of the Trust Securities as of a specified date or (b) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Subordinated Debentures are held by the Trust, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to the Subordinated Debentures, (ii) waive any past defaults under the Indenture,
(iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except pursuant to a subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default which it receives with respect to the Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes on account of such action.

  Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Trust Agreement.

  No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

  Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Trustees or any affiliate of the Company or any Trustee shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Exchange Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates, or in respect of the Exchange Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be an affiliate of the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

  In the event that Exchange Capital Securities are issued in certificate form, such Exchange Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities) and may be transferred or exchanged only in such blocks in the manner and at the offices described below.

  The Exchange Capital Securities will be initially represented by one or more Capital Securities in registered, global form (collectively, the "Global Exchange Capital Securities"). The Global Exchange Capital Securities will be deposited upon issuance with DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  A Global Exchange Capital Security may not be transferred as a whole except by DTC to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Exchange Capital Securities shall be transferred and exchanged through the facilities of DTC. Beneficial interests in the Global Exchange Capital Securities may not be exchanged for Exchange Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."


DEPOSITARY PROCEDURES

  DTC has advised the Trust and the Company that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency," registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

  DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Exchange Capital Securities, DTC will credit the accounts of Participants designated by the Exchange Agent with portions of the Liquidation Amount of the Global Exchange Capital Securities and (ii) ownership of such interests in the Global Exchange Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Exchange Capital Securities).

  Investors in the Global Exchange Capital Securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.
All interests in a Global Exchange Capital Security will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel Bank may also be subject to the procedures and requirements of such system. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Exchange Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Exchange Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "--Exchange of Book-Entry Exchange Capital Securities for Certificated Exchange Capital Securities."

  Except as described below, owners of interests in the Global Exchange Capital Securities will not have Exchange Capital Securities registered in their name, will not receive physical delivery of Exchange Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

  Payments in respect of each Global Exchange Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Exchange Capital Securities, including the Global Exchange Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Exchange Capital Securities or
(ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Capital Securities represented by Global Exchange Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Company. None of the Trust, the Company or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Capital Securities, and the Trust, the Company and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Interests in the Global Exchange Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

  DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Exchange Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Exchange Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Exchange Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Exchange Capital Securities for Exchange Capital Securities in certificated form and to distribute such Exchange Capital Securities to its Participants.

  The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

  Although DTC, has agreed to the foregoing procedures to facilitate transfers of interest in the Global Exchange Capital Securities among Participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Trust, the Company or the Property Trustee will have any responsibility for the performance by DTC or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY EXCHANGE CAPITAL SECURITIES FOR CERTIFICATED EXCHANGE CAPITAL SECURITIES

  A Global Exchange Capital Security is exchangeable for Exchange Capital Securities in certificated form if (i) DTC notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Exchange Capital Security or has ceased to be a clearing agency registered under the Exchange Act, and the Trust thereupon fails to appoint a successor Depositary within 90 days, (ii) the Company, on behalf of the Trust, in its sole discretion elects to cause the issuance of the Exchange Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Exchange Capital Security may be exchanged for certificated Exchange Capital Securities upon request but only upon at least 20 days' prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Exchange Capital Securities delivered in exchange for any Global Exchange Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

RESTRICTIONS ON TRANSFER

  The Exchange Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities) and multiples of $1,000 in excess thereof. Any attempted sale, transfer or other disposition of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

REGISTRAR AND TRANSFER AGENT

  The Property Trustee will act as registrar and transfer agent for the Exchange Capital Securities.

  Registration of transfers of the Exchange Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of a Trust Agreement Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, during the existence of a Trust Agreement Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Agreement Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

  The First National Bank of Chicago, the Property Trustee, also serves as the Indenture Trustee and the Guarantee Trustee. First Chicago Delaware Inc. serves as the Delaware Trustee. The Company and certain of its subsidiaries maintain deposit accounts and banking relationships with The First National Bank of Chicago.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Exchange Subordinated Debentures will be treated as indebtedness of the

Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

  The Trust Agreement and the Exchange Capital Securities will be governed by and construed in accordance with the internal laws of the State of Delaware; provided that the immunities and standard of care of the Property Trustee should be governed by New York law.


                    DESCRIPTION OF SUBORDINATED DEBENTURES

  The Old Subordinated Debentures were issued, and the Exchange Subordinated Debentures will be issued under an Indenture dated as of May 28, 1997 (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Debenture Trustee"). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain terms and provisions of the Subordinated Debentures and the Indenture does not purport to be complete and is subject to and is qualified in its entirety by reference to the Indenture and those terms made a part of the Indenture by the Trust Indenture Act. A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

  In certain circumstances, Subordinated Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Capital Securities--Liquidation of the Trust and Distribution of Subordinated Debentures." Until the liquidation of the Trust, each Subordinated Debenture will be registered in the name of the Property Trustee and held by it in trust for the benefit of the holders of the Trust Securities. Notwithstanding the registration of the Exchange Subordinated Debentures under the Securities Act, the Exchange Subordinated Debentures may not be offered for resale, resold or otherwise transferred on behalf of the Trust without further compliance with the registration and prospectus delivery requirements of the Securities Act. If the Exchange Subordinated Debentures are distributed to the holders of Capital Securities, however, the Trust and the Company believe (based on existing interpretations by the staff of the Commission) such holders would be permitted, subject to certain limitations, to offer for resale, resell or transfer the Exchange Subordinated Debentures without further compliance with the registration and prospectus delivery requirements of the Securities Act. See "The Exchange Offer--Resales of Exchange Capital Securities."

GENERAL

  Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Old Subordinated Debentures issued by the Company. Pursuant to the Exchange Offer, the Company will exchange the Old Subordinated Debentures for the Exchange Subordinated Debentures as soon as practicable after the date hereof. No Old Subordinated Debentures will remain outstanding after such exchange. The Subordinated Debentures bear interest from May 28, 1997 at the annual rate of 8.316% of the principal amount thereof, payable semi-annually in arrears on June 1 and December 1 of each year (each, an "Interest Payment Date"), commencing December 1, 1997, to the person in whose name each Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the 15th day of the month preceding the month in which the relevant payment date falls. It is anticipated that, until the liquidation, if any, of the Trust, each Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.136% thereof, compounded semi-annually. The term "interest," as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

  The Exchange Subordinated Debentures will be issued in denominations of $1,000 and integral multiples thereof. The Subordinated Debentures will mature on June 1, 2027 (the "Stated Maturity Date").

  The Subordinated Debentures will rank pari passu with all Other Debentures and will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "--Subordination."

SUBORDINATION

  In the Indenture, the Company has covenanted and agreed that any Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding of the Company, all Senior Indebtedness must be paid in full before the holders of Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

  In the event of the acceleration of the maturity of Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of Subordinated Debentures will be entitled to receive or retain any payment in respect of the Subordinated Debentures.

  No payments on account of principal (or premium, if any) or interest, if any, in respect of the Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

  "Indebtedness" shall mean (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);
(v) every capital lease obligation of the Company; (vi) all indebtedness of the Company whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

  "Indebtedness Ranking on a Parity with the Subordinated Debentures" shall mean (i) Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks equally with and not prior to the Subordinated Debentures in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Company and
(ii) all other debt securities, and guarantees in respect of those debt securities (including Other Debentures and Other Guarantees), issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of equity securities that are similar to the Capital Securities or other securities guaranteed by the Company. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Subordinated Debentures.

  "Indebtedness Ranking Junior to the Subordinated Debentures" shall mean any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks junior to and not equally with or prior to the Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Subordinated Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Company. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Subordinated Debentures shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Subordinated Debentures.

  "Senior Indebtedness" shall mean all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Subordinated Debentures or Indebtedness Ranking Junior to the Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

  The Company is a holding company and all of the operating assets of the Company are owned by the Company's subsidiaries. The Company relies primarily on dividends from its subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Company is a legal entity separate and distinct from its subsidiaries. Holders of Subordinated Debentures should look only to the Company for payments on the Subordinated Debentures.

  Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. At June 30, 1997, the subsidiaries of the Company had total liabilities (excluding liabilities owed to the Company) of approximately $2.3 billion. Accordingly, the Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries and all liabilities of any future subsidiaries of the Company. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company or any subsidiary, including Senior Indebtedness.

OPTION TO EXTEND INTEREST PAYMENT DATE

  So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Indenture at any time and from time to time during the term of the Subordinated Debentures to defer the payment of interest for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.316%, compounded semi-annually, to the extent permitted by applicable law ("Compounded Interest")). During an Extension Period, interest will continue to accrue and holders of Subordinated Debentures (or holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount."

  During any such Extension Period, the Company may not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (d) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (e) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans), (ii) make any payment of principal of, or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Subordinated Debentures or (iii) make any guarantee payments (other than payments under the Guarantee) with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Subordinated Debentures.

  Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Property Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the Subordinate Debenture.

OPTIONAL PREPAYMENT

  The Subordinated Debentures will be prepayable, in whole at any time or in part from time to time, at the option of the Company at a prepayment price (the "Optional Prepayment Price") equal to the greater of (i) 100% of the principal amount of the Subordinated Debentures to be so prepaid plus accrued and unpaid interest thereon (including Additional Sums and Liquidated Damages, if any) to the date of prepayment and (ii) the sum of the present values of the remaining scheduled payments of principal of the Subordinated Debentures to be so prepaid and interest thereon (including Additional Sums and Liquidated Damages, if any) discounted to the date of prepayment, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined herein) plus 25 basis points plus accrued and unpaid interest thereon to the date of prepayment.

  "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Subordinated Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Subordinated Debentures.

  "Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date.

  "Comparable Treasury Price" means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such prepayment date.

  "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such prepayment date.

  "Reference Treasury Dealer" means Lehman Brothers Inc. and its successors; provided however, that if Lehman Brothers Inc. shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

SPECIAL EVENT PREPAYMENT

  If a Special Event shall occur and be continuing, the Company may, at its option, prepay the Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the Make-Whole Amount (as defined below). The "Make-Whole Amount" shall be equal to the greater of
(x) 100% of the principal amount of the Subordinated Debentures or (y) the sum, as determined by the Reference Treasury Dealer, of the present values of the remaining scheduled payments of principal and interest on the Subordinated Debentures discounted to the date of prepayment on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon (including Additional Sums and Liquidated Damages, if any), to the date of prepayment.

  "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity date corresponding to the Stated Maturity Date (if no maturity date is within three months before or after the Stated Maturity Date, yields for the two published maturities most closely corresponding to the Stated Maturity Date shall be interpolated and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus (i) 1.03% if such prepayment date occurs prior to June 1, 1998 and (ii) 0.50% in all other cases.

  A "Special Event" means a Tax Event or an Investment Company Event.

  "Investment Company Event" means the receipt by the Trust and the Company of an opinion of counsel from counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Capital Securities, there is more than an insubstantial risk that the Trust is or will be considered an

"investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the original issuance of the Capital Securities.

  A "Tax Event" means the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any amendment or change in any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures, (ii) interest payable by the Company on the Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Subordinated Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Subordinated Debentures called for prepayment.

ADDITIONAL SUMS

  If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Subordinated Debentures such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any such additional taxes, duties and other governmental charges ("Additional Sums").

CERTAIN COVENANTS OF THE COMPANY

  The Company covenants in the Indenture that if and so long as the Trust is the holder of all Subordinated Debentures, the Company, as borrower, will pay to the Trust all fees and expenses related to the Trust and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the Trust but excluding obligations under the Capital Securities).

  The Company also covenants that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (d) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (e) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers, employees or any of the Company's dividend reinvestment plans), (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Subordinated Debentures or (iii) make any guarantee payments (other than payments under the Guarantee) with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including under Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Subordinated Debentures, if at such time (1) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would be a Debenture Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, (2) a Debenture Event of Default shall have occurred and be continuing, (3) if such Subordinated Debentures are held by the Property Trustee, the Company shall be in default with respect to its payment of any obligations under the Guarantee or (4) the Company shall have given notice of its election of an Extension Period as provided in the Indenture, or such Extension Period, or any extension thereof, shall have commenced and be continuing.

  So long as the Trust Securities remain outstanding, the Company also covenants (i) to maintain 100% direct or indirect ownership of the Common Securities; provided, however, that any successor of the Company permitted under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) to use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and
(b) to otherwise continue to be treated as a grantor trust for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debentures.

MODIFICATION OF INDENTURE

  From time to time the Company and the Debenture Trustee may, without the consent of the holders of Subordinated Debentures, amend the Indenture for specified purposes, including, among other things, to cure any ambiguity or to correct or supplement any provision contained in the Indenture or any supplemental indenture which is defective or inconsistent with any other provision contained therein (provided that any such action does not materially adversely affect the interest of the holders of Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of a majority in aggregate principal amount of Subordinated Debentures, to amend the Indenture in a manner affecting the rights of the holders of Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Subordinated Debenture so affected, (i) change the Stated Maturity, or reduce the rate of interest (including Compounded Interest) or extend the time of payment of interest thereon except pursuant to the Company's right under the Indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date") or reduce the principal amount of, or the amount of premium on, the Subordinated Debentures or reduce the amount payable on redemption thereof or make the principal of, or interest or premium on, the Subordinated Debentures payable in any coin or currency other than that provided in the Subordinated Debentures, or impair or affect the right of any holder of Subordinated Debentures to institute suit for the payment thereof, (ii) modify the provisions of the Indenture with respect to the subordination of the Subordinated Debentures in a manner adverse to the holders, (iii) reduce the percentage of principal amount of Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture, or are required to consent to any waiver provided for in the Indenture or (iv) modify certain other provisions of the Indenture relating to amendments and waivers of holders; provided, however, that if the Subordinated Debentures are held by the Trust, such amendment shall not be effective until the holders of a majority in liquidation amount of the Trust Securities shall have consented to the amendment; and provided, further, that if the consent of the holders of each Trust Security is required, such amendment will not be effective until each holder of the Trust Securities has consented to such amendment.


DEBENTURE EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events with respect to the Subordinated Debentures constitute a "Debenture Event of Default" (whatever the reason for such Debenture

Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) failure to pay any interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Subordinated Debentures or any Other Debentures, when due and the continuance of such failure for 30 days (subject to the deferral of any due date in the case of an Extension Period); or

    (ii) failure to pay any principal or premium, if any, on the Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

    (iii) failure to perform, or breach of, any other covenant or warranty of the Company contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Subordinated Debentures; or

    (iv) certain events of bankruptcy, insolvency or reorganization of the Company.

  Within five Business Days after the occurrence of a Debenture Event of Default actually known to the Indenture Trustee, the Indenture Trustee shall transmit notice of such Indenture Event of Default to the Debenture holders, unless such Indenture Event of Default shall have been cured or waived. The Indenture requires the annual filing by the Company with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

  The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or to exercise any trust or power conferred upon the Debenture Trustee under the Indenture. If a Debenture Event of Default has occurred and is continuing, the Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Subordinated Debentures may declare the principal amount on all Subordinated Debentures due and payable immediately upon a Debenture Event of Default and should the Debenture Trustee or such holders of Subordinated Debentures fail to make such declaration, the holders of not less than 25% in aggregate Liquidation Amount of the Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, and principal of, and premium, if any, due otherwise than by acceleration (with any Compounded Interest due thereon) has been deposited with the Debenture Trustee, and should the holders of such Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right.

  Prior to the declaration accelerating the maturity of the Subordinated Debentures, the holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures may, on behalf of the holders of all the Subordinated Debentures, waive any past default or Debenture Event of Default and its consequences, except a default in the payment of principal (or premium, if any) on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Subordinated Debenture affected, and should the holders of such Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right.

  In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on such Subordinated Debentures and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

  If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Company to pay the principal of (or premium, if any), or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Subordinated Debentures on the date such payment is otherwise required, a holder of Capital Securities may institute a Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of (or premium, if any) or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action.

  The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Capital Securities--Events of Default; Notice."


CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties as an entirety or substantially as an entirety to the Company, unless: (i) in case the Company consolidates with or merges into another Person or conveys, transfers or leases its properties substantially as an entirety to any Person, the successor Person is organized and existing under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Subordinated Debentures and the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Subordinated Debentures not previously cancelled or delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or called for redemption within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay on the Stated Maturity Date or upon redemption of all the Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, the principal (and premium, if any) and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, due or to become due on the Stated Maturity Date, or the redemption date, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

FORM, REGISTRATION AND TRANSFER

  If the Subordinated Debentures are distributed to the holders of the Trust Securities, the Subordinated Debentures may be represented by one or more global certificates registered in the name of the DTC or its nominee. Under such circumstances, the depositary arrangements for the Subordinated Debentures would be expected to be substantially similar to those in effect for the Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer" and "-- Depositary Procedures."


PAYMENT AND PAYING AGENTS

  Payment of principal of (and premium, if any) and interest on Subordinated Debentures will be made at the office of the Debenture Trustee in Wilmington, Delaware or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made, except in the case of Subordinated Debentures in global form, (i) by check mailed to the address of the holder thereof as such address shall appear in the register for Subordinated Debentures or (ii) by transfer to an account maintained by the holder thereof, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Subordinated Debenture will be made to the Person in whose name such Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Company will at all times be required to maintain a Paying Agent in each place of payment for the Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any Paying Agent for the payment of the principal of (and premium, if any) or interest on any Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

RESTRICTIONS ON TRANSFER

  The Subordinated Debentures will be issued, and may be transferred, only in blocks having an aggregate principal amount of not less than $100,000 and multiples of $1,000 in excess thereof. Any attempted sale, transfer or other disposition of Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Subordinated Debentures.

GOVERNING LAW

  The Indenture and the Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The First National Bank of Chicago serves as Debenture Trustee. See "Description of Capital Securities-- Information Concerning the Property Trustee."

                           DESCRIPTION OF GUARANTEE

  The Old Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. The First National Bank of Chicago acts as trustee ("Guarantee Trustee") under the Old Guarantee, and it will also act as trustee under the Exchange Guarantee. As soon as practicable after the date hereof, the Old Guarantee will be exchanged by the Company for the Exchange Guarantee. The Old Guarantee shall be of no further force or effect after such exchange. Unless otherwise expressly indicated, references in this section of the Prospectus to the "Guarantee" refer only to the Exchange Guarantee.

  The Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and those provisions made a part of the Guarantee Indenture by the Trust Indenture Act. Copies of both the Old Guarantee and the Exchange Guarantee are filed as exhibits to the Registration Statement of which this Prospectus is a part. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

GENERAL

  The Company will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to the Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the Subordinated Debentures to holders of the Capital Securities), the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds legally available therefor at the time, and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

  The Guarantee will be a guarantee of the Guarantee Payments with respect to the Capital Securities from the time of issuance of the Capital Securities, but will not apply to Distributions and other payments on the Capital Securities when the Trust does not have sufficient funds legally and immediately available to make such Distributions or other payments. IF THE COMPANY DOES NOT MAKE INTEREST PAYMENTS ON THE SUBORDINATED DEBENTURES HELD BY THE PROPERTY TRUSTEE, THE TRUST WILL NOT MAKE DISTRIBUTIONS ON THE CAPITAL SECURITIES.

  The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of the Guarantee." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee effectively will be subordinated to all existing and future liabilities of the Company's subsidiaries and all liabilities of any future subsidiaries of the Company. Claimants should look only to the Company for payments under the Guarantee. See "Description of the Subordinated Debentures--General." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company or any subsidiary of the Company, including Senior Indebtedness, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise.

  The Company will, through the Guarantee, the Trust Agreement, the Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

  The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as Subordinated Debentures. See "Description of Subordinated Debentures--Subordination."

  The Guarantee will rank pari passu with all Other Guarantees issued by the Company after the Issue Date with respect to capital securities (if any) issued by Other Trusts. The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Capital Securities of the Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company.

EVENTS OF DEFAULT

  An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder; provided, however, that with respect to a default other than a default in payment of any Guarantee Payment, the Company shall have received notice of such default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

  Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

  The Company, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may only be amended with the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

TERMINATION OF THE GUARANTEE

  The Guarantee will terminate and be of no further force and effect upon (i) full payment of the applicable Redemption Price of the Capital Securities or
(ii) upon liquidation of the Trust, the full payment of the

Liquidation Distribution or the distribution of Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, in case a default with respect to the Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

  The First National Bank of Chicago, the Guarantee Trustee, also serves as the Property Trustee under the Trust Agreement, and the Indenture Trustee under the Indenture and its affiliate, First Chicago Delaware Inc. is the Delaware Trustee under the Trust Agreement. The Company and certain of its subsidiaries maintain deposit accounts and banking relationships with the First National Bank of Chicago.

GOVERNING LAW

  The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                       DESCRIPTION OF THE OLD SECURITIES

  The terms of the Old Securities are identical in all material respects to the Exchange Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the Exchange Subordinated Debentures will not provide for any increase in the interest rate thereon. The Registration Rights Agreement provides that, under certain circumstances specified therein, interest on the principal amount of the Old Subordinated Debentures and Distributions on the Liquidation Amount of the Old Capital Securities will accrue or accumulate at an increased rate. The Exchange Securities are not, and upon consummation of the Exchange Offer any Old Capital Securities that remain outstanding will not be, entitled to any such additional interest or Distributions.

                RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
                   SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. If and to the extent that the Company does not make the required payments on the Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Capital Securities. The Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Trust Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Subordinated Debentures is equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Company, as Sponsor, shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

  Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

  A holder of any Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

  A default or event of default under any Senior Indebtedness would not constitute a default or Debenture Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Subordinated Debentures would constitute a Debenture Event of Default and a Trust Agreement Event of Default.

LIMITED PURPOSE OF THE TRUST

  The Capital Securities represent preferred undivided beneficial interests in the assets of the Trust, and the Trust exists for the sole purpose of (i) issuing and selling the Trust Securities and effecting the Exchange Offer for the Exchange Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the

Subordinated Debentures, (iii) exchanging the Old Subordinated Debt Securities for the Exchange Subordinated Debentures and (iv) and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a Capital Security and a holder of a Subordinated Debenture is that a holder of a Subordinated Debenture will be entitled to receive from the Company the principal amount of (and premium, if any) and interest on Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Trust (or, in certain circumstances, from the Company under the Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

  Unless the Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary dissolution and liquidation of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Capital Securities--Liquidation of the Trust and Distribution of Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Company receive payments or distributions. Since the Company will be the guarantor under the Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  In the opinion of Vinson & Elkins L.L.P. the following summary accurately describes the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities to a person that acquired Capital Securities on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust which is subject to the supervision of a court within the United States and the control of a United States fiduciary (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Capital Securities, nor does it address the tax consequences to (i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (ii) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iii) persons whose functional currency is not the United States dollar or (iv) persons that do not hold Capital Securities as capital assets.

  This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. In particular, legislation has been proposed that could adversely affect the Company's ability to deduct interest on the Subordinated Debentures, which could in turn permit the Company to advance the Stated Maturity of the Subordinated Debentures or redeem the Capital Securities. See

"--Possible Tax Law Changes." An opinion of counsel is not binding on the Internal Revenue Service or the courts, and the authorities on which this summary is based are subject to various interpretations. It is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Capital Securities may differ from the treatment described below.

  HOLDERS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE OF CAPITAL SECURITIES

  The Exchange will not be a taxable event for United States federal income tax purposes. Consequently, no taxable gain or loss will be recognized by a holder upon the receipt of Exchange Capital Securities in exchange for its Old Capital Securities, and such holder will have the same adjusted tax basis and holding period in the Exchange Capital Securities as the holder had in its Old Capital Securities immediately before such exchange.

CLASSIFICATION OF THE TRUST AND SUBORDINATED DEBENTURES

  In connection with the issuance of the Capital Securities, Vinson & Elkins L.L.P. is of the opinion that, under current law and assuming compliance with the terms of the Trust Agreement, and based on certain facts and assumptions
(i) the Trust will be classified as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes and (ii) although not free from doubt, the Subordinated Debentures will be classified as indebtedness for federal income tax purposes. Accordingly, each beneficial owner of Capital Securities (a "Securityholder") will be treated as owning an undivided beneficial interest in the Subordinated Debentures, and each Securityholder will be required to include in its gross income its pro rata share of the items of income realized with respect to the Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "Interest Income and Original Issue Discount." No amount included in income with respect to the Capital Securities will be eligible for the dividends-received deduction.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Stated interest on a debt instrument is not "qualified stated interest" and, therefore, will give rise to original issue discount ("OID") unless such interest is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. Interest is considered to be unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or non-payment a "remote contingency."

  Under the Indenture, the Company has the right, at any time and from time to time during the term of the Subordinated Debentures, to defer payments of interest by extending the interest payment period for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period. Unless the likelihood of exercise of such right to defer is remote, the Subordinated Debentures would be issued with OID. During any Extension Period the Company may not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to the Company's capital stock, or
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including certain guarantees) issued by the Company that rank pari passu with or junior to the Subordinated Debentures (although these restrictions will not apply to dividends or distributions in common stock of the Company and in certain other limited situations). See "Description of Subordinated Debentures--Option to Extend Interest Payment Date." The Company currently believes that the adverse impact that the imposition of such restrictions would have on the Company and the value of the equity securities of the Company makes the likelihood of the Company's exercising its right to defer payments of interest on the Subordinated Debentures remote. Accordingly, the Company believes that the stated interest on the Subordinated Debentures should be considered unconditionally payable for purposes of the OID provisions of the Code and that the Subordinated Debentures should not be considered to have been issued with OID. As a result, each Securityholder will be required to include interest payments in taxable income at the time accrued or received in accordance with its own method of accounting. There can be no assurance, however, that the Internal Revenue Service will agree with such determination.

  However, if the Company does exercise its right to defer payments of interest thereon, the Subordinated Debentures will be considered to have been retired and reissued for their adjusted issue price at such time, and the Subordinated Debentures thereafter will be considered to have been issued with OID. In such case, the interest thereafter payable on the Subordinated Debentures will be treated as OID.

  If interest on the Subordinated Debentures is treated as OID (either because the Company exercises its right to defer interest payments or because the exercise of such right was not remote at the time of issuance), holders must include that OID in income on an economic accrual basis regardless of their method of tax accounting and regardless of the amount of interest received. The amount of OID that accrues in any semi-annual period will approximately equal the amount of interest that accrues in that semi-annual period at the stated interest rate. Accordingly, if the interest payment period is extended, holders will accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period. A Securityholder that disposes of the Capital Securities during an Extension Period may suffer a loss because the market value of the Capital Securities likely will fall if the Company exercises its option to defer payments of interest on the Subordinated Debentures. To the extent the selling price is less than the Securityholder's adjusted tax basis (which will include all accrued but unpaid interest), a Securityholder will recognize a capital loss, which generally may not be used to offset ordinary income (including interest income or OID on the Subordinated Debentures).

DISTRIBUTION OF SUBORDINATED DEBENTURES TO HOLDERS OF CAPITAL SECURITIES

  Under current law, a distribution by the Trust of the Subordinated Debentures, as described under the caption "Description of Capital Securities--Liquidation of the Trust and Distribution of Subordinated Debentures" will be non-taxable and will result in the Securityholder's receiving directly its pro rata share of the Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution.

SALES OR REDEMPTION OF CAPITAL SECURITIES

  Gain or loss will be recognized by a Securityholder on a sale of Capital Securities (including a redemption for cash) in an amount equal to the difference between the amount realized and the Securityholder's adjusted tax basis in the Capital Securities sold or so redeemed. The amount realized is equal to the cash received, less the amount of accrued and unpaid interest with respect to the Securityholder's pro rata share of the Subordinated Debentures. A Securityholder's adjusted tax basis in the Capital Securities will be increased by any OID included in gross income and decreased by any interest payments not treated as "qualified stated interest" (as defined above). See "--Interest Income and Original Issue Discount." Such gain or loss generally will be a capital gain or loss and generally will be mid-term capital gain or loss if the Capital Securities have been held more than one year, but not more than 18 months, and generally will be long-term capital gain or loss if the Capital Securities have been held more than 18 months. Under certain circumstances, mid-term capital gains and long-term capital gains of individuals are taxed at lower rates than ordinary income. Amounts attributable to accrued interest with respect to a Securityholder's pro rata share of the Subordinated Debentures not previously included in income will be taxable as ordinary income.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  The amount of interest paid or OID accrued on the Capital Securities held of record by United States Persons (other than Company and other exempt Securityholders) will be reported to the Internal Revenue Service. Backup withholding at a rate of 31% will apply to payments of interest to nonexempt United States

Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

  Payment of the proceeds from the disposition of Capital Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

  Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

  It is anticipated that income on the Capital Securities will be reported to security holders on Form 1099 and mailed to holders of the Capital Securities by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

  On February 6, 1997, as part of the Clinton Administration's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") which would, among other things, generally deny corporate issuers a deduction for interest in respect of debt obligations, such as the Subordinated Debentures, issued on or after the date of "first committee action" with respect to the Proposed Legislation if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's balance sheet or if such debt obligations have a maximum weighted average maturity of more than 40 years. The Proposed Legislation has not yet been introduced by any member of the current Congress and was not included in the Revenue Reconciliation Bills recently passed by the House and Senate. Under current law, the Company will be able to deduct interest on the Subordinated Debentures. There can be no assurance, however, that future legislation will not affect the ability of the Company to deduct interest on the Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company to prepay the Subordinated Debentures or redeem the Capital Securities, as described more fully under "Description of Subordinated Debentures--Special Event Prepayment" and "Description of Capital Securities--Redemption."

UNITED STATES ALIEN HOLDERS

  For purposes of this discussion, a "United States Alien Holder" is any, individual, corporation partnership, estate or trust that is not a United States person as defined above.

  Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

  THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A

HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Exchange Capital Securities, whether pursuant to the Exchange Offer or otherwise. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA, whether the investment would constitute an improper delegation of fiduciary authority and whether the investment would be consistent with the documents and instruments governing the Plan.

  Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. Unless exemptive relief is available, a violation of these "prohibited transaction" rules may require correction, cause a Plan fiduciary to incur liabilities and result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such Parties in Interest. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

  Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust may be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire Exchange Capital Securities. If the Exchange Capital Securities were acquired and held by a Plan (or with the "plan assets" of such Plan) and the assets of the Trust were deemed to be "plan assets" of such Plan under the Plan Assets Regulation, certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under Section 406 of ERISA and Section 4975 of the Code with respect to such Plan. For example, if the Company is a Party in Interest with respect to an investing Plan, extensions of credit between the Company and the Trust (as represented by the Subordinated Debentures and the Guarantees) would likely be prohibited by Section 406 (a)(1)(B) of ERISA and Section 4975 (c)(1)(B) of the Code, unless exemptive relief were available (see below). Because the assets of the Trust may be considered "plan assets" for ERISA purposes as a result of a Plan's acquisition and holding of Exchange Capital Securities, a Plan fiduciary should consider (a) whether powers which potentially may be exercised by any person or entity with respect to the Trust or its assets would result in such person or entity being potentially deemed to be a fiduciary and, therefore, a Party in Interest with respect to a Plan acquiring or holding Exchange Capital Securities and (b) if so, whether such acquisition and holding could result in a delegation of fiduciary authority which is permissible under the Plan's governing instruments or any investment management agreement with the Plan. In making such determinations, a Plan fiduciary should note that prior to a Debenture Event of Default, the Issuer Trustees will have only limited custodial and ministerial authority with respect to the assets of the Trust.

  The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Exchange Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

  Because of the prohibited transaction exposures described above, the Exchange Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the Exchange Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing or holding such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding. See "Notice to Investors" herein. Further, the fiduciaries of any Plan or Plan Asset Entity which may purchase or hold any Exchange Capital Securities will be deemed as a result of such acquisition or holding to have (a) directed the Trust to invest in the Exchange Subordinated Debentures and (b) authorized and directed any of the actions taken or which may be taken with respect to the Trust, the Exchange Capital Securities by any of the Company, the Issuer Trustees, the Debenture Trustee, or the Guaranty Trustee as contemplated by the Indenture, the Trust Agreement, the Guarantee or the Common Guarantee.

  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing Exchange Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Company have agreed that, starting on the Expiration Date and ending on the close of business on the 90th day following the Expiration Date (subject to extension in the circumstances described in the Registration Rights Agreement), they will make this Prospectus, as amended or supplemented, available to any broker-dealer
for use in connection with any such resale. In addition, until      , 1997,
all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

  The Company and the Trust will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon for the Trust by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to the Company and the Trust. The validity of the Exchange Subordinated Debentures and the Exchange Guarantee will be passed upon for the Company by Vinson & Elkins L.L.P., Houston, Texas. Certain United States federal income taxation matters will be passed upon for the Company and the Trust by Vinson & Elkins L.L.P.

                                    EXPERTS

  The consolidated financial statements and schedule of NGC Corporation and its subsidiaries incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

  The financial statements of Accord Energy Limited as of December 31, 1996 and 1995 and for the years then ended, incorporated in this Prospectus by reference to the Annual Report on Form 10-K of NGC Corporation for the year ended December 31, 1996, have been so included in reliance on the report of Price Waterhouse, Chartered Accountants and Registered Auditors, given on the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION

  The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such material filed by the Company with the Commission may be inspected by anyone without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees. The Commission also maintains a Web site (http://www.sec.gov.) that contains reports, proxy and information statements and other information regarding the Company.

  No separate financial statements of the Trust have been included or incorporated by reference herein. The Company does not believe such financial statements would be material to holders of the Capital Securities because (i) all of the common securities of the Trust are owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in its assets and investing the proceeds thereof in Subordinated Debentures issued by the Company, and (iii) the obligations of the Trust under the Capital Securities are guaranteed by the Company to the extent described herein.

  This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Trust and the Exchange Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's Annual Report on Form 10-K for the year ended December 31, 1996, Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1997 and Current Reports on Form 8-K dated February 17, 1997 and June 27, 1997, previously filed by the Company with the Commission, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be submitted in writing to the Company at 1000 Louisiana, Suite 5800, Houston, Texas 77002, Attention: Corporate Secretary. In order to ensure timely
delivery of documents, any such request should be made by        , 1997.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  As permitted by Section 102 of the Delaware General Corporation Law (the "DGCL"), the Restated Certificate of Incorporation of NGC Corporation (the "Company"), contains a limitation of liability provision under which a director will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of his fiduciary duty of care as a director, including breaches which constitute gross negligence. As a result, the rights of the Company and its stockholders to obtain monetary damages for acts or omissions of directors will be more limited than they would be in the absence of the limitation of liability provision. The limitation of liability provision does not limit or affect a stockholder's ability to seek and obtain relief under the federal securities laws.

  Section 145 of the DGCL permits indemnification upon a determination that an officer or director has met the applicable standard of conduct. Such officer or director is required to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of a corporation and, with respect to any criminal action, without reasonable cause to believe his conduct was unlawful. Section 145 does not authorize indemnification in actions brought by or in the right of a corporation with respect to any claim, issue or matter as to which a director or officer is adjudged to be liable to the corporation, unless specifically authorized by the Delaware Court of Chancery or the court in which such action is brought. The Company's Certificate of Incorporation provides for the mandatory indemnification of officers and directors to the fullest extent permitted under the DGCL. Section 145 also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

  The above discussion of the Company's Restated Certificate of Incorporation and of Sections 102 and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Restated Certificate of Incorporation and the DGCL.

  The Company has purchased liability insurance policies covering its directors and officers to insure against losses that are not covered by the indemnification of directors and officers by the Company, as discussed above. Covered losses include those arising from any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the directors or officers in their respective capacities as such. The Company is also insured against losses incurred as a result of indemnity payments to any director or officer.

ITEM 21. EXHIBITS.

    EXHIBIT
      NO.                               DESCRIPTION
    -------                             -----------
      4.1   --Restated Certificate of Incorporation of the Company.
             Incorporated herein by reference to Exhibit 3.1 to the
             Registrant's Annual Report on Form 10-K for the year ended
             December 31, 1996.
      4.2   --Amended and Restated By-laws of the Company. Incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on
             Form 10-K for the year ended December 31, 1996.
      4.3   --Indenture between the Company and The First National Bank of
             Chicago, as Debenture Trustee, dated as of May 28, 1997.
             Incorporated herein by reference to Exhibit 4.5 to the
             Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.
      4.4   --Amended and Restated Declaration of Trust among the Company,
             Wilmington Trust Company, as Property Trustee and Delaware
             Trustee, and the Administrative Trustees named therein, dated as of May 28, 1997. Incorporated herein by reference to Exhibit 4.6 to the Registrant's Quarterly Report on Form 10-Q for the
             quarterly period ended June 30, 1997.

    EXHIBIT
      NO.                               DESCRIPTION
    -------                             -----------
      4.5   --Form of Capital Security certificate originally issued by NGC
             Corporation Capital Trust I on May 28, 1997 (included as Exhibit
             A-1 of Exhibit 4.4).
      4.6   --Form of Capital Security certificate to be issued by NGC
             Corporation Capital Trust I and registered under the Securities
             Act of 1933 (included as Exhibit A-1 of Exhibit 4.4).
      4.7   --Form of certificate for Series A 8.316% Subordinated Deferrable
             Interest Debenture due June 1, 2027 originally issued by the
             Company on May 28, 1997 (included as Exhibit A of Exhibit 4.3).
      4.8   --Form of certificate for Series B 8.316% Subordinated Deferred
             Interest Debenture due
              June 1, 2027 to be issued by the Company and registered under the
             Securities Act of 1933 (included as Exhibit A to Exhibit 4.3).
      4.9   --Series A Capital Securities Guarantee executed by the Company and
             The First National Bank of Chicago, as Guarantee Trustee, as of
             May 28, 1997. Incorporated herein by reference to Exhibit 4.9 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.
      4.10  --Form of Capital Securities Guarantee to be entered into by the
             Company and The First National Bank of Chicago, as Guarantee
             Trustee, and registered under the Securities Act of 1933.
      4.11  --Common Securities Guarantee of the Company dated as of May 28,
             1997. Incorporated herein by reference to Exhibit 4.10 to the
             Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.
      4.12  --Registration Rights Agreement, dated as of May 28, 1997 among the
             Company, NGC Corporation Capital Trust I, Lehman Brothers, Salomon
             Brothers Inc and Smith Barney Inc. Incorporated herein by
             reference to Exhibit 4.11 to the Registrant's Quarterly Report on
             Form 10-Q for the quarterly period ended June 30, 1997.
      5.1   --Opinion and consent of Vinson & Elkins L.L.P. as to legality of the Exchange Subordinated Debentures and the Exchange Guarantee to
             be issued by the Company.
      5.2   --Opinion of special Delaware counsel as to legality of the
             Exchange Capital Securities to be issued by NGC Corporation
             Capital Trust I.
      8.1   --Opinion of Vinson & Elkins L.L.P. as to certain federal income tax matters (included in Exhibit 5.1).
     12.1   --Computation of ratio of earnings to fixed charges.
     23.1   --Consent of Arthur Andersen LLP.
     23.2   --Consent of Price Waterhouse.
     23.3   --Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
     23.4   --Consent of special Delaware counsel (included in Exhibit 5.2).
     25.1   --Form T-1 Statement of Eligibility of The First National Bank of
             Chicago to act as trustee under the Guarantee for the benefit of the holders of the Exchange Capital Securities.
     25.2   --Form T-1 Statement of Eligibility of First Chicago Delaware Inc.
             to act as trustee under the Amended and Restated Declaration of
             Trust.
     25.3   --Form T-1 Statement of Eligibility of The First National Bank of
             Chicago to act as trustee under the Indenture.
     99.1   --Form of Letter of Transmittal.
     99.2   --Form of Notice of Guaranteed Delivery.
     99.3   --Form of Exchange Agency Agreement.

ITEM 22. UNDERTAKINGS.

  (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of either registrant pursuant to any charter provision, bylaw, contract, arrangement, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted against such registrant by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (b) Each registrant hereby undertakes:

    (1) To respond to requests for information that is incorporated by reference into the Prospectus, pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  (c) Each registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, NGC Corporation Capital Trust I has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of August, 1997.

                                          NGC CORPORATION CAPITAL TRUST I

                                                   /s/ John U. Clarke
                                          By: _________________________________
                                                      John U. Clarke
                                                  Administrative Trustee

                                                 /s/ Robert D. Doty, Jr.
                                          By: _________________________________
                                                    Robert D. Doty, Jr.
                                                  Administrative Trustee

                                                    /s/ Robert T. Ray
                                          By: _________________________________
                                                       Robert T. Ray
                                                  Administrative Trustee

  Pursuant to the requirements of the Securities Act of 1933, NGC Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 28th day of August, 1997.

                                          NGC CORPORATION

                                                    /s/ C. L. Watson
                                          By: _________________________________
                                                       C. L. Watson
                                                   Chairman of the Board
                                                and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 28, 1997.

  KNOW ALL MEN BY THESE PRESENTS that, the undersigned director or officer of NGC Corporation, a Delaware corporation, does hereby make, constitute and appoint John U. Clarke, Kenneth E. Randolph and Lisa Q. Metts and each of them acting individually, his true and lawful attorney with power to act without the other and with full power of substitution, to execute, deliver and file, for and on his behalf, and in his name and in his capacity or capacities as aforesaid, a Registration Statement on Form S-4 for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to an exchange offer for a series of preferred securities to be issued by NGC Corporation Capital Trust I, a statutory business trust created under the laws of Delaware, and certain related guarantees and debt securities of NGC Corporation, and any and all amendments thereto or other documents in support thereof or supplemental thereto.

              SIGNATURE                           TITLE
              ---------                           -----

  (i) Principal executive officer:

        /s/   C.L. WATSON
 ------------------------------------
             (C.L. Watson)              Chairman of the Board and
                                         Chief Executive Officer

  (ii) Principal financial and accounting officer:

       /s/   JOHN U. CLARKE
 ------------------------------------
           (John U. Clarke)             Senior Vice President and
                                         Chief Financial Officer

  (iii) Directors:

     /s/   STEPHEN J. BRANDON
 ------------------------------------
         (Stephen J. Brandon)
    /s/    DARALD W. CALLAHAN
 ------------------------------------
         (Darald W. Callahan)
    /s/   DANIEL L. DIENSTBEIR
 ------------------------------------
        (Daniel L. Dienstbeir)
     /s/   C. KENT JESPERSEN
 ------------------------------------
          (C. Kent Jespersen)
     /s/   JEFFREY M. LIPTON
 ------------------------------------
          (Jeffrey M. Lipton)
     /s/   THOMAS M. MATTHEWS
 ------------------------------------
         (Thomas M. Matthews)
       /s/   DONALD L. PAUL
 ------------------------------------
           (Donald L. Paul)
    /s/   ALBERT TERENCE POOLE
 ------------------------------------
        (Albert Terence Poole)
     /s/   PETER J. ROBERTSON
 ------------------------------------
         (Peter J. Robertson)
      /s/   DAVID R. VARNEY
 ------------------------------------
           (David R. Varney)
        /s/   C.L. WATSON
 ------------------------------------
             (C.L. Watson)
      /s/    J. OTIS WINTERS
 ------------------------------------
           (J. Otis Winters)
    /s/  P. NICHOLAS WOOLLACOTT
 ------------------------------------
       (P. Nicholas Woollacott)

                                  EXHIBIT LIST

    EXHIBIT
      NO.                               DESCRIPTION
    -------                             -----------
      4.1   --Restated Certificate of Incorporation of the Company.
             Incorporated herein by reference to Exhibit 3.1 to the
             Registrant's Annual Report on Form 10-K for the year ended
             December 31, 1996.
      4.2   --Amended and Restated By-laws of the Company. Incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on
             Form 10-K for the year ended December 31, 1996.
      4.3   --Indenture between the Company and The First National Bank of
             Chicago, as Debenture Trustee, dated as of May 28, 1997.
             Incorporated herein by reference to Exhibit 4.5 to the
             Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.
      4.4   --Amended and Restated Declaration of Trust among the Company,
             Wilmington Trust Company, as Property Trustee and Delaware
             Trustee, and the Administrative Trustees named therein, dated as of May 28, 1997. Incorporated herein by reference to Exhibit 4.6 to the Registrant's Quarterly Report on Form 10-Q for the
             quarterly period ended June 30, 1997.
      4.5   --Form of Capital Security certificate originally issued by NGC
             Corporation Capital Trust I on May 28, 1997 (included as Exhibit
             A-1 of Exhibit 4.4).
      4.6   --Form of Capital Security certificate to be issued by NGC
             Corporation Capital Trust I and registered under the Securities
             Act of 1933 (included as Exhibit A-1 of Exhibit 4.4).
      4.7   --Form of certificate for Series A 8.316% Subordinated Deferrable
             Interest Debenture due June 1, 2027 originally issued by the
             Company on May 28, 1997 (included as Exhibit A of Exhibit 4.3).
      4.8   --Form of certificate for Series B 8.316% Subordinated Deferred
             Interest Debenture due
              June 1, 2027 to be issued by the Company and registered under the
             Securities Act of 1933 (included as Exhibit A to Exhibit 4.3).
      4.9   --Series A Capital Securities Guarantee executed by the Company and
             The First National Bank of Chicago, as Guarantee Trustee, as of
             May 28, 1997. Incorporated herein by reference to Exhibit 4.9 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.
      4.10  --Form of Capital Securities Guarantee to be entered into by the
             Company and The First National Bank of Chicago, as Guarantee
             Trustee, and registered under the Securities Act of 1933.
      4.11  --Common Securities Guarantee of the Company dated as of May 28,
             1997. Incorporated herein by reference to Exhibit 4.10 to the
             Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.
      4.12  --Registration Rights Agreement, dated as of May 28, 1997 among the
             Company, NGC Corporation Capital Trust I, Lehman Brothers, Salomon
             Brothers Inc and Smith Barney Inc. Incorporated herein by
             reference to Exhibit 4.11 to the Registrant's Quarterly Report on
             Form 10-Q for the quarterly period ended June 30, 1997.
      5.1   --Opinion and consent of Vinson & Elkins L.L.P. as to legality of the Exchange Subordinated Debentures and the Exchange Guarantee to
             be issued by the Company.
      5.2   --Opinion of special Delaware counsel as to legality of the
             Exchange Capital Securities to be issued by NGC Corporation
             Capital Trust I.
      8.1   --Opinion of Vinson & Elkins L.L.P. as to certain federal income tax matters (included in Exhibit 5.1).
     12.1   --Computation of ratio of earnings to fixed charges.

    EXHIBIT
      NO.                               DESCRIPTION
    -------                             -----------
     23.1   --Consent of Arthur Andersen LLP.
     23.2   --Consent of Price Waterhouse.
     23.3   --Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
     23.4   --Consent of special Delaware counsel (included in Exhibit 5.2).
     25.1   --Form T-1 Statement of Eligibility of The First National Bank of
             Chicago to act as trustee under the Guarantee for the benefit of the holders of the Exchange Capital Securities.
     25.2   --Form T-1 Statement of Eligibility of First Chicago Delaware Inc.
             to act as trustee under the Amended and Restated Declaration of
             Trust.
     25.3   --Form T-1 Statement of Eligibility of The First National Bank of
             Chicago to act as trustee under the Indenture.
     99.1   --Form of Letter of Transmittal.
     99.2   --Form of Notice of Guaranteed Delivery.
     99.3   --Form of Exchange Agency Agreement.